UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
Delta Apparel, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Delta Apparel, Inc.

Fiscal Year 2014 Annual Meeting

Notice of Fiscal Year 2014 Annual Meeting of Shareholders
and Proxy Statement

February 4, 2015
8:30 AM Eastern Time

Delta Apparel, Inc.
2750 Premiere Parkway - Suite 100
Duluth, GA 30097

Delta Apparel, Inc. 322 S. Main Street Greenville, South Carolina 29601 Telephone (864) 232-5200

December 19, 2014

To Our Shareholders:

On behalf of the Board of Directors, Delta Apparel, Inc. invites you to attend our fiscal year 2014 annual meeting of shareholders (the "Annual Meeting") on Wednesday, February 4, 2015. The Annual Meeting will be held at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, and will begin at 8:30 a.m., local time.
The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. If you were a shareholder of record as of December 12, 2014, you are entitled to vote on these matters. Your vote is very important. If you are unable to attend the meeting, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.
We appreciate your continued support of Delta Apparel, Inc.
Sincerely,
Robert W. Humphreys
Chairman and Chief Executive Officer

Delta Apparel, Inc. 322 S. Main Street Greenville, South Carolina 29601 Telephone (864) 232-5200

Notice of Annual Meeting of Shareholders
February 4, 2015, 8:30 AM ET

It is my pleasure to invite you to attend the fiscal year 2014 annual meeting of the shareholders of Delta Apparel, Inc. (the "Company") on Wednesday, February 4, 2015 , at 8:30 a.m. local time (the "Annual Meeting"). The Annual Meeting will be held at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. At the Annual Meeting, shareholders will vote on the following matters, which are further described in the attached proxy statement (the "Proxy Statement"):

1.
Election of the seven nominees named in the Proxy Statement to the Company's Board of Directors to serve until the Company's next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	Advisory vote on the compensation of the Company's named executive officers;

3.	Re-Approval of the Delta Apparel, Inc. 2010 Stock Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986;

4.	Ratification of the appointment of KPMG LLP to serve as the Company's independent registered public accounting firm for the 2015 fiscal year; and

5.	Action upon such other matters, if any, as may properly come before the meeting.
All shareholders are cordially invited to attend the Annual Meeting. Shareholders of record as of December 12, 2014, are entitled to vote at the meeting.
By Order of the Board of Directors,
Justin M. Grow
Secretary
December 19, 2014
Greenville, South Carolina

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE EITHER VOTE VIA THE INTERNET, BY TELEPHONE, OR SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
* * * * * *
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on February 4, 2015: The Delta Apparel, Inc. Proxy Statement For The Annual Meeting of Shareholders and the Delta Apparel, Inc. 2014 Annual Report are Available at www.deltaapparelinc.com.
* * * * * *

[This page intentionally left blank]

PROXY STATEMENT
This Proxy Statement and proxy voting card are being mailed to holders of Delta Apparel, Inc. common stock beginning on or about December 19, 2014. On behalf of our Board of Directors, we are soliciting your proxy to vote your shares of the Company's common stock at our Annual Meeting and all adjournments or postponements of such meeting. We solicit proxies to provide all shareholders of record with an opportunity to vote on matters to be presented at the Annual Meeting. The information provided in this Proxy Statement is intended to assist you in voting your shares on these matters. This Proxy Statement and our 2014 Annual Report are available at no charge on our website at www.deltaapparelinc.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting and where will it be held?
At the Annual Meeting, our shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders in this Proxy Statement, including the election of the seven nominees as directors, an advisory vote on the compensation of our named executive officers, the re-approval of the Delta Apparel, Inc. 2010 Stock Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for our 2015 fiscal year, and such other business as may be properly brought before the Annual Meeting. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. The Annual Meeting will be held on Wednesday, February 4, 2015, at 8:30 a.m. local time at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097.
Who can attend the Annual Meeting?
All of our shareholders are invited to attend the Annual Meeting. Only Delta Apparel, Inc. shareholders as of the close of business on Friday, December 12, 2014 (the "Record Date"), may vote at the Annual Meeting.
Who is soliciting my vote?
Our Board of Directors (the "Board") is soliciting your proxy to vote at the Annual Meeting.
What am I voting on?
You are voting on four proposals:

1.	The election of the following seven nominees to the Board of Directors to serve until the Company's next annual meeting of shareholders or until their successors are duly elected and qualified;

Nominee	Director Since
James A. Cochran	2008
Sam P. Cortez	2010
Dr. Elizabeth J. Gatewood	2007
Dr. G. Jay Gogue	2010
Robert W. Humphreys	1999
Suzanne B. Rudy	2012
Robert E. Staton, Sr.	2009

2.	An advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	The re-approval of the Delta Apparel, Inc. 2010 Stock Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986; and

Delta Apparel, Inc.     1    2014 Proxy Statement

4.	Ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for our 2015 fiscal year.
What are the voting recommendations of the Board?
The Board recommends the following votes:

1.	FOR each of the seven director nominees to the Board ("Proposal No. 1");

2.	FOR the approval of the compensation of our named executive officers ("Proposal No. 2");

3.	FOR re-approval of the Delta Apparel, Inc. 2010 Stock Plan ("Proposal No. 3"); and

4.	FOR ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for our 2015 fiscal year ("Proposal No. 4").
Will any other matters be voted on?
The Board does not intend to present any other matters at the Annual Meeting and we do not know of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to the persons named in the proxy to vote on such matters in their discretion and in accordance with their best judgment.
Who is entitled to vote?
Holders of our common stock as of the close of business on the Record Date, December 12, 2014, may vote at the Annual Meeting, either in person or by proxy.
How many votes do I have?
You will have one vote for every share of Delta Apparel, Inc. common stock that you owned at the close of business on the Record Date. You do not have the right to cumulate your votes with respect to the election of any director.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many shareholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the shareholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote, and are also invited to attend the Annual Meeting. However, if you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record. Your bank or broker should enclose a voting card for you to use for providing directions for how to vote your shares.
How do I vote?
If you are a shareholder of record, there are four ways to vote:

1.	By internet at www.proxyvote.com;

2.	By toll-free telephone at 1-800-690-6903;

Delta Apparel, Inc.     2    2014 Proxy Statement

3.	By completing and mailing your proxy card; or

4.	By written ballot at the Annual Meeting.
The internet and telephone voting procedures are designed to confirm your identity, to allow you to provide your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by internet or telephone, please follow the instructions that are printed on the enclosed proxy card. If you vote by internet or telephone, your vote must be received by 11:59 p.m. local time on February 3, 2015, the day before the Annual Meeting. Your shares will be voted as you indicate. If you sign and return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Proposal Nos. 1, 2, 3 and 4. Although we are not currently aware of any other matters that will be brought before the Annual Meeting, by signing and returning your proxy card you appoint the persons named as proxies as your representatives at the Annual Meeting. If a matter is raised for a vote at the Annual Meeting that is not included in these proxy materials, then the proxy holders will vote your shares in accordance with their best judgment.
If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the internet or telephone, your shares should be voted by your bank or broker as you have directed. AS A RESULT OF THE NYSE MKT'S RULES, YOUR BANK OR BROKER CANNOT VOTE WITH RESPECT TO PROPOSAL NOS. 1, 2 OR 3 UNLESS IT RECEIVES VOTING INSTRUCTIONS FROM YOU.
We will distribute written ballots at the Annual Meeting to any shareholder of record who wants to vote. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote in person at the Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

1.	Entering a new vote by internet or telephone;

2.	Returning a later-dated proxy card;

3.	Sending written notice of revocation to Justin M. Grow, Secretary, at the Company's address of record, which is 322 S. Main Street, Greenville, South Carolina 29601; or

4.	Completing a written ballot at the Annual Meeting.
Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.
If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.
How are votes counted?
Votes are counted by inspectors of election designated by our Secretary.
Who pays for soliciting proxies?
We will pay for the cost of preparing, assembling, printing and mailing this Proxy Statement and accompanying materials to our shareholders, as well as the cost of soliciting proxies relating to the meeting. In addition, we will reimburse banks and brokers for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the shares held in street name. Our officers, directors and employees may, without additional compensation, supplement these solicitations of proxies by telephone, facsimile, email and personal solicitation.
What is the quorum requirement of the Annual Meeting?
To conduct the Annual Meeting, a majority of the outstanding shares of the Company's common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a "quorum." If you vote, your shares will be considered present at the Annual Meeting for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will be counted

Delta Apparel, Inc.     3    2014 Proxy Statement

in determining the presence or absence of a quorum. On the Record Date, there were 7,877,674 shares outstanding and approximately 891 shareholders of record. A majority of the Company's common stock, or 3,938,838 shares, will constitute a quorum.
What are broker non-votes?
Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by the date specified in the statement requesting voting instructions that has been provided by the bank or broker. If that happens, the bank or broker may vote those shares only on matters as permitted by the NYSE MKT's rules and regulations. The NYSE MKT prohibits banks and brokers from voting uninstructed shares in the election of directors and in matters related to executive compensation; accordingly, banks and brokers cannot vote with respect to Proposal Nos. 1, 2 and 3 unless they receive voting instructions from the beneficial owners. Broker non-votes will not affect the outcome of Proposal Nos. 1, 2 and 3 being voted on at the Annual Meeting, assuming that a quorum is obtained.
What vote is required to approve each proposal?
Proposal No. 1: For the election of directors, the seven nominees for director will be elected if they receive an affirmative vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote for the election of directors at the Annual Meeting. For purposes of the election of directors, the affirmative vote of a majority of shares means that the number of shares voted "FOR" a director's election exceeds the number of votes withheld from a director's election. Votes cast exclude broker non-votes and abstentions, and therefore broker non-votes and abstentions will have no effect on the election of directors.
Proposal No. 2: For the advisory vote on the compensation of our named executive officers, the vote is not binding on our Board of Directors or our Compensation Committee and, therefore, no specific vote is required to approve the proposal. However, our Board and Compensation Committee will review the voting results and consider them in making future decisions about executive compensation.

Proposal No. 3:
Re-approval of the Delta Apparel, Inc. 2010 Stock Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986 requires that the number of votes cast "FOR" exceeds the number of votes cast against this proposal. Votes cast exclude broker non-votes and abstentions, and therefore broker non-votes and abstentions will have no effect on the re-approval of the Delta Apparel, Inc. 2010 Stock Plan.

Proposal No. 4: Ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm requires that the number of votes cast "FOR" exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will have no effect on the vote with respect to this proposal.
Are the Company's proxy materials available on the internet?
Yes, this Proxy Statement and our 2014 Annual Report are available without charge on our website at www.deltaapparelinc.com.
Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K filed with the SEC on or before February 10, 2015. This Form 8-K will be available without charge to shareholders upon written request to Investor Relations Department, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or via the internet at www.deltaapparelinc.com.
What is the deadline for consideration of director nominations for the Annual Meeting?
Nominations for the election of directors must comply with the advance notification and other requirements set forth in our Bylaws, which provide that in the event the date of the annual meeting is changed by more than 30 days from the date of the previous year's annual meeting, the nominations must be received by the Company not later than 10 days after notice or public disclosure of the date of the annual meeting of shareholders for the election of directors is initially provided. Accordingly, because the date of the Annual Meeting is more than 30 days from the November 7, 2013, date of the previous year's annual meeting, nominations for the election of directors at the Annual Meeting must be received not later than 10 days after December 19, 2014, which is the date notice of the Annual Meeting was initially provided.

Delta Apparel, Inc.     4    2014 Proxy Statement

What is the deadline for consideration of shareholder proposals or director nominations for the next annual meeting of shareholders?
Applicable Securities and Exchange Commission (“SEC”) rules and regulations govern the submission of shareholder proposals and the Company's consideration of them for inclusion in next year's proxy statement.  If you are a shareholder and you want to present a proposal at our next annual meeting and have it included in the Company's proxy statement for that meeting, you must submit the proposal in writing at the Company's offices at 322 S. Main Street, Greenville, South Carolina 29601, Attention: Corporate Secretary, on or before October 6, 2015. Applicable Securities and Exchange Commission ("SEC") rules and regulations govern the submission of shareholder proposals and the Company's consideration of them for inclusion in next year's proxy statement. If you want to present a proposal at the Company's next annual meeting (but not have the proposal included in the Company's proxy statement) or to nominate a person for election as a director, you must comply with the advance written notice and other requirements set forth in our Bylaws.

CHANGE IN FISCAL YEAR END
As previously disclosed in a Form 8-K we filed with the SEC on August 28, 2013, our Board of Directors determined on August 26, 2013, that our fiscal year end will change from June to September to better align our planning, financial and reporting functions with the seasonality of our business (the "Fiscal Year Change"). Accordingly, our fiscal year now begins on the Sunday closest to September 30 of each year and ends on the Saturday closest to September 30 of each year. This change resulted in an approximately three-month transition period from June 30, 2013, through September 28, 2013, to bridge the period between the end of our 2013 fiscal year and the beginning of our 2014 fiscal year on September 29, 2013. This period is referred to as the "Transition Period" throughout this Proxy Statement. All references to "fiscal years" or "years" prior to the Fiscal Year Change refer to the 12-month fiscal period covering the Sunday closest to June 30 through the following Saturday closest to June 30, and all references to "fiscal years" or "years" subsequent to the Fiscal Year Change refer to the 12-month fiscal period covering the Sunday closest to September 30 through the following Saturday closest to September 30.
We have included certain information in this Proxy Statement related to, among other things, the compensation of our named executive officers and directors for the Transition Period as well as our 2014 fiscal year, which began on September 29, 2013, and ended September 27, 2014.

Delta Apparel, Inc.     5    2014 Proxy Statement

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Each of our directors brings extensive management and leadership experience gained through his or her service to diverse businesses and institutions. Our directors are committed to effectively oversee management’s performance, to act in the long-term best interests of shareholders and to maintain the highest standards of corporate governance.
Our Bylaws provide that the number of directors to be elected at any meeting of shareholders will be between two and fifteen, and will otherwise be determined by our Board of Directors. Our Board of Directors has determined that seven directors shall be nominated for election at the Annual Meeting.
The seven individuals listed below are nominees for election as directors at the Annual Meeting to serve until our next annual meeting of shareholders or until their successors are duly elected and qualified. Each of the nominees was elected by the shareholders at our most recent annual meeting of shareholders. Included in each nominee's biography below is a description of the qualifications, experience, attributes and skills of such nominee that led our Board to conclude that he or she is well qualified to serve as a member of the Board.
Our Board has affirmatively determined that with the exception of Robert W. Humphreys, our Chairman and Chief Executive Officer, each of the nominees qualifies as "independent" under NYSE MKT corporate governance listing standards and also meets the Company's director qualification standards, which are described in the "Corporate Governance” section of this Proxy Statement. We believe that all of the nominees will be available and able to serve as directors.
Unless you vote “Withhold” with respect to a particular nominee or all nominees, the proxy holders will vote your shares “FOR” each of the nominees listed below. In the event that any nominee is not available or able to serve, our Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN NOMINEES.

James A. Cochran (Independent)
Director Since: 2008 Age: 67 Committees: Audit Compensation
Mr. Cochran serves as Chief Financial Officer of Amendia, Inc., a manufacturer of medical devices for spinal surgery, as well as Vivex Biomedical, Inc., which distributes advanced bio-materials for regenerative medicine. Prior to accepting his current position, Mr. Cochran served as Chief Financial Officer for Greenway Medical Technologies, Inc., a provider of software solutions for healthcare providers, beginning in 2009. Previously, he was Senior Vice President responsible for Investor Relations and Corporate Strategies of TurboChef Technologies, Inc., a provider of equipment, technology and services for high-speed food preparation, and served in that capacity from 2007 until 2009. From 2003 until 2007, Mr. Cochran also served as Senior Vice President and Chief Financial Officer of TurboChef Technologies, Inc. He is a Certified Public Accountant. Mr. Cochran's broad and diverse professional knowledge base, including public accounting, securities offerings, mergers and acquisitions, investor relations, corporate strategy and financial management in public and private enterprises, provides the Board with valuable leadership and insight into these disciplines.

Sam P. Cortez (Independent)
Director Since: 2010 Age: 51 Committees: Audit Compensation
Mr. Cortez has been the principal of KCL Development LLC, a provider of corporate finance and advisory services, since 2003. Prior to 2003, he was employed in the investment banking industry, including Lehman Brothers, Donaldson Lufkin & Jenrette, Alex Brown & Sons, and Morgan Stanley International. Mr. Cortez serves as a director of Hancock Fabrics, Inc. and is chairman of its Management Review and Compensation Committee and is a member of its Audit and Governance Committees. He was formerly a director of World Waste Technologies, Inc., a development stage technology company, from 2005 to 2009, and served as chairman of its Audit Committee and as a member of its Compensation and Finance Committees. Mr. Cortez's experience includes mergers and acquisitions, strategy development, financing transactions and spin-offs. In addition to investment banking activities, he has served on boards and committees of private, public and not-for-profit organizations. Mr. Cortez is a Board Leadership Fellow, as designated by the National Association of Corporate Directors. His intimate knowledge of financial markets and strategic transactions brings a depth of knowledge in these areas to our Board.

Delta Apparel, Inc.     6    2014 Proxy Statement

Dr. Elizabeth J. Gatewood (Independent)
Director Since: 2007 Age: 70 Committees: Audit Corporate Governance
Dr. Gatewood is the Associate Director of the Wake Forest University Center for Enterprise Research and Education, a position to which she was appointed in 2010. From 2008 to 2012, she served as Director of the Wake Forest University NSF Partners for Innovation Program. From 2004 until July 2010, she served as Director of the Office of Entrepreneurship & Liberal Arts at Wake Forest University. Previously, she served as the Jack M. Gill Chair of Entrepreneurship and Director of The Johnson Center for Entrepreneurship & Innovation at Indiana University from 1998 to 2004. Prior to her appointment at Indiana University, Dr. Gatewood was the Executive Director of the Gulf Coast Small Business Development Center Network at the University of Houston. Dr. Gatewood's academic background includes advanced business degrees in finance and business strategy. Her career has focused on entrepreneurship, growth strategies and small business education and development. She has extensive exposure to business development and models in international developing economies. Dr. Gatewood's perspectives on strategy, development and entrepreneurship bring unique insight to Board discussions.

Dr. G. Jay Gogue (Independent)
Director Since: 2010 Age: 67 Committees: Audit
Dr. Gogue is President of Auburn University, a position he has held since 2007. He served as President of the University of Houston and Chancellor of the University of Houston System from 2003 to 2007. Prior to serving at the University of Houston, he was President of New Mexico State University from 2000 to 2003 and Provost of Utah State University from 1995 to 2000. Dr. Gogue began his career in higher education administration in 1986 as Associate Director of the Office of University Research at Clemson University, where he also served as Vice President for research and Vice President and Vice Provost for agriculture and natural resources. Dr. Gogue has served as an accreditation reviewer for the Pacific Northwest Association of Schools and Colleges, Commission on Colleges. His leadership of large educational institutions has involved development of strategic plans, operating under difficult budgetary constraints and balancing the needs of diverse stakeholders including students, faculty, alumni and state government. Dr. Gogue's wealth of experience managing large and complex organizations provides our Board with valuable input and expertise.

Robert W. Humphreys
Director Since: 1999 Age: 57 Committees: None
Mr. Humphreys is the Chairman and Chief Executive Officer of Delta Apparel, Inc. He was named Chairman of our Board in June 2009. Mr. Humphreys previously served Delta Apparel, Inc. as President and Chief Executive Officer for more than 10 years. From April 1999 until December 1999, Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. In 1998, he was named Vice President of Finance and Assistant Secretary of Delta Woodside Industries, Inc. and served in that capacity until November 1999. From 1987 to May 1998, Mr. Humphreys served as President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has over 26 years of experience in the textile and apparel industry, including senior leadership roles in operations and finance. Under his direction the Company has grown from a commodity t-shirt manufacturer to a diverse, branded apparel company. Mr. Humphreys' long history with the Company, combined with his leadership skills and operating experience, makes him particularly well-suited to be our Chairman and serve on our Board.

Suzanne B. Rudy (Independent)
Director Since: 2012 Age: 59 Committees: Audit
Ms. Rudy is Vice President, Corporate Treasurer, Compliance Officer and Assistant Secretary of RF Micro Devices, Inc. (NASDAQ:RFMD), a publicly traded company and leading supplier of semiconductor solutions for the wireless communications market. In addition to her treasury and compliance duties, Ms. Rudy is a director for all twelve subsidiaries of RFMD. Prior to joining RF Micro Devices, Inc. in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a CPA and Manager for BDO Seidman, LLP, an international CPA firm. From 2008 through 2010, she served as a director and chaired the Audit, Assets and Liability Committee of First National Bank United Corporation and also served on its Investment Committee. Ms. Rudy currently serves on the Board of Visitors for Guilford College and is a Board Leadership Fellow, as designated by the National Association of Corporate Directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance and related strategic matters.

Delta Apparel, Inc.     7    2014 Proxy Statement

Robert E. Staton, Sr. (Lead Independent Director)
Director Since: 2009 Age: 68 Committees: Corporate Governance Compensation
Mr. Staton currently provides business development consulting services to Coleman Lew + Associates, an executive search and leadership development firm. Mr. Staton previously served as Chief of Staff for Presbyterian College from 2011 through 2013, and as Executive Vice President of External Relations for Presbyterian College from 2006 until July 2011. In 2002, Mr. Staton was named Chairman of the Board of Carolina National Bank until its acquisition by First National Bank of the South in 2008. From 1986 until 2002, Mr. Staton served as Chairman and Chief Executive Officer of Colonial Life, a publicly traded company primarily in the business of selling and servicing voluntary benefits programs. Mr. Staton served as a director of First National Bankshares and was a director of First National Bank of the South from 2008 until July 2010. Mr. Staton holds a Juris Doctor degree from the University of South Carolina School of Law. Mr. Staton has extensive professional experience in legal matters and senior executive positions with financial companies, as well as service as the chairman of a public company. Additionally, he has served on numerous boards and committees of public, private and civic, educational and other organizations. The knowledge and insight gained from this diverse experience contribute greatly to the Board.

Delta Apparel, Inc.     8    2014 Proxy Statement

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires all publicly-traded companies to hold a shareholder advisory vote on the executive compensation of its named executive officers, otherwise known as a "Say-on-Pay" vote. Our shareholders are being asked to vote on the following advisory resolution:
Resolved, that the shareholders advise that they approve the compensation paid to the Company's named executive officers as disclosed pursuant to the compensation disclosure requirements of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion provided in this Proxy Statement.
Our Board's Compensation Committee is committed to creating an executive compensation program that enables us to attract, retain, and motivate outstanding and diverse executives. Each year, our Compensation Committee reviews all of our executive compensation programs to ensure that they continue to reflect our commitment to align the objectives and rewards of our executive officers with the creation of value for our shareholders. The programs have been designed to reinforce our pay-for-performance philosophy by delivering total compensation that motivates and rewards short-term and long-term financial performance to maximize shareholder value. At the same time, we believe our compensation programs are appropriately measured and do not encourage excessive risk-taking by our executive team. Our Board believes that our philosophy and compensation practices strike the appropriate balance between utilizing responsible pay practices and effectively motivating our executives to dedicate themselves to the interests of our shareholders.
For these reasons, the Board requests that you approve the Company's executive compensation policies and practices for our named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and related narrative discussions. Because your vote is advisory, it will not be binding on our Board, our Compensation Committee, or the Company, and we will not be required to take any action as a result of the outcome of the vote on this proposal. However, our Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding executive compensation arrangements.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY'S POLICIES AND PRACTICES ON EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS.

-

Delta Apparel, Inc.     9    2014 Proxy Statement

PROPOSAL NO. 3
RE-APPROVAL OF THE DELTA APPAREL, INC. 2010 STOCK PLAN FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986
Our shareholders approved the Delta Apparel, Inc. 2010 Stock Plan (the “2010 Stock Plan”) at our annual shareholder meeting on November 11, 2010. As more fully explained below, we are seeking shareholder re-approval of the 2010 Stock Plan, including the material terms of the performance goals included in the 2010 Stock Plan, so that we may continue to grant equity incentive compensation awards that are structured in a manner intended to qualify as tax deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"). No amendments to the 2010 Stock Plan are proposed and we are not seeking the authorization of additional shares under the 2010 Stock Plan.
Background
The 2010 Stock Plan is structured so that awards granted under it can satisfy the requirements of Section 162(m).  Section 162(m) limits to $1,000,000 the amount that we may deduct in any taxable year for compensation paid to our Chief Executive Officer or to any of our three most highly compensated executive officers (other than our Chief Financial Officer) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K.  An exception to this $1,000,000 limit exists for compensation earned pursuant to certain performance-based awards.  A performance-based award made under the 2010 Stock Plan is eligible for this exception if certain criteria under Section 162(m) are satisfied, one of which relates to shareholder approval and/or re-approval of the material terms under which performance-based compensation will be paid under the 2010 Stock Plan. Section 162(m) requires shareholder re-approval of the material terms of the performance goals of the 2010 Stock Plan after five years if our Compensation Committee retains discretion to vary the targets of performance goals underlying performance-based awards, which discretion our Compensation Committee retains under the 2010 Stock Plan.
Accordingly, we are seeking shareholder re-approval of the 2010 Stock Plan, including the material terms of the performance goals included in the 2010 Stock Plan, so that we may continue to grant equity incentive compensation awards that are structured in a manner intended to qualify as tax deductible, performance-based compensation under Section 162(m). For purposes of Section 162(m), the material terms of performance-based compensation include: (i) the employees eligible to receive such compensation; (ii) a description of the business criteria upon which the goals applicable to the performance-based compensation are based; and (iii) the maximum amount of compensation that can be paid to an employee as performance-based compensation during a specified time period. Below is a summary of the material terms of performance-based compensation that may be awarded under the 2010 Stock Plan. This summary is qualified entirely by reference to the complete text of the 2010 Stock Plan, which is attached as Exhibit A to this Proxy Statement.
If the 2010 Stock Plan is approved, the Company will be able to continue to structure annual and other cash incentive awards in a manner that should qualify for the performance-based compensation exemption from the deduction limitations of Section 162(m). However, neither the 2010 Stock Plan nor this Proxy Statement is intended to ensure that the compensation we pay to our executive officers or other employees qualifies as performance-based compensation. There are a number of requirements that must be met in order for particular compensation to qualify as performance-based compensation and, as such, there can be no assurance that such compensation under the 2010 Stock Plan will be fully deductible under all circumstances. Moreover, there is no guarantee that the terms of the 2010 Stock Plan or the compensation provided pursuant thereto will comply with the requirements of performance-based compensation. In addition, other awards under the 2010 Stock Plan may or may not qualify depending on the terms of the awards and we currently have, and intend to retain, the ability to provide compensation that is not exempt from the Section 162(m) deductibility limits.
Eligibility for 2010 Stock Plan
Only employees of Delta Apparel, Inc. and its subsidiaries and affiliates, and members of our Board of Directors are eligible to participate in the 2010 Stock Plan. There are currently approximately 6,800 employees, including all executive officers of the Company, and seven non-employee directors who would currently be eligible to participate in the 2010 Stock Plan.

Delta Apparel, Inc.     10    2014 Proxy Statement

Types of Awards Under the 2010 Stock Plan
The awards available under the 2010 Stock Plan consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other stock or cash awards.
Stock Options. Our Compensation Committee is authorized to grant stock options giving the participant the right to purchase stock at a predetermined price, the exercise price, upon exercise. The exercise price of an option will be determined by our Compensation Committee, but in no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the stock. Our Compensation Committee will determine the term of each option, with the maximum term of each option being ten years from the date of grant. Subject to this limit, the times at which each option will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by our Compensation Committee. In general, options may be exercised by payment of the exercise price in cash or shares. Methods of exercise will be determined by our Compensation Committee. Options granted under the 2010 Stock Plan may be nonqualified stock options or incentive stock options. Awards of incentive stock options under the 2010 Stock Plan will be subject to certain additional restrictions.
Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted by our Compensation Committee, entitling the participant on exercise to receive an amount in cash or Common Stock, or combination of cash and Common Stock, as may be determined by our Compensation Committee, determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of stock. SARs may be based solely on the appreciation in the fair market value of the Company’s Common Stock or on a comparison of such appreciation with some other measure of market growth such as, but not limited to, appreciation in a recognized market index.
Restricted Stock and Restricted Stock Units. Our Compensation Committee is authorized to grant restricted stock and restricted stock units. These stock-based awards will be subject to the terms and conditions established by our Compensation Committee. The shares of restricted stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by our Compensation Committee and the satisfaction of any other conditions or restrictions established by our Compensation Committee. During the period of restriction, the participants holding shares of restricted stock and restricted stock units will have no voting rights and will not receive cash dividends and other distributions paid with respect to the shares of restricted stock or restricted stock units in question, including any dividends and distributions paid in shares.
Stock and Stock Units. Our Compensation Committee may grant awards in shares of stock and/or units that are based on a value based on a share of stock that is defined by our Compensation Committee.
Performance-Based Awards. Our Compensation Committee may impose conditions and performance goals that must be met prior to the vesting or receipt of payment under any award. Our Compensation Committee may also make awards entitling the participant to receive an amount in cash upon attainment of specified performance goals. These awards shall vest based on the attainment of written performance goals approved by our Compensation Committee for a performance period established by our Compensation Committee.
Performance Goals Under the 2010 Stock Plan
The performance goals under the 2010 Stock Plan, which must be objective, shall be based upon one or more of the following performance measures: return on invested capital, net operating profit (before or after tax), revenue, operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), cash flow (defined as operating cash flow, free cash flow or any other defined cash flow measure), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, return on capital employed, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals and employee metrics.
The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as our Compensation Committee shall determine. In addition, to the degree consistent with Section 162(m), the performance goals may be calculated without regard to extraordinary items.

Delta Apparel, Inc.     11    2014 Proxy Statement

Maximum Awards Under the 2010 Stock Plan
Annual Limits on Awards. The 2010 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year. Under this annual per-person limitation, no person may receive in any calendar year: (i) stock options relating to more than 150,000 shares; (ii) restricted stock or restricted stock units that are subject to the attainment of performance criteria relating to more than 75,000 shares; (iii) stock appreciation rights relating to more than 150,000 shares, or (iv) performance stock relating to more than 75,000 shares. Under the 2010 Stock Plan, the maximum cash payment that may be made to a single participant in any calendar year under a performance unit award or other cash award shall not exceed 200% of the participant’s salary for the performance period.
Other Limits on Awards. The awards of restricted stock, restricted stock units and performance stock granted under the 2010 Stock Plan in any one calendar year are limited to 125,000 shares of Common Stock in the aggregate; provided that any portion of such share limit not reserved for grants of restricted stock, restricted stock units or performance stock made in any calendar year beginning in 2010, shall be added to the share limit for subsequent calendar years.
Shares Available Under the 2010 Stock Plan
The aggregate number of shares of Common Stock that may be delivered under the 2010 Stock Plan is 500,000 plus any shares of Common Stock subject to outstanding awards as of November 11, 2010, under the Delta Apparel, Inc. Stock Option Plan and Incentive Stock Award Plans (collectively, the “Prior Plans”), that are subsequently forfeited or terminated for any reason before being exercised. All shares available for grant are subject to adjustment in the event of stock splits, stock dividends and other capital changes. If any award under the 2010 Stock Plan or Prior Plans terminates without having been exercised in full, or if any award under the 2010 Stock Plan or Prior Plans is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which the award was not exercised or for which cash was substituted will be available for future grants. Shares of restricted stock that have been forfeited and shares held back in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an award shall also be available for future grants. No fractional shares may be issued under the 2010 Stock Plan. Please see the "Equity Compensation Plan Information" section of the Proxy Statement for specific information regarding the shares currently available under the 2010 Stock Plan and Prior Plans.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPROVAL OF THE DELTA APPAREL, INC. 2010 STOCK PLAN.

Delta Apparel, Inc.     12    2014 Proxy Statement

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with the requirements of our Audit Committee's charter, each year our Audit Committee evaluates and considers the qualifications, performance and independence of our external auditors. Based on its evaluation, the Audit Committee has appointed KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for our 2015 fiscal year.
During our 2014 fiscal year, our Audit Committee conducted a competitive selection process for an audit firm to serve as our independent registered public accounting firm for our 2014 fiscal year and the approximately three-month Transition Period resulting from the previously disclosed change in our fiscal year. As a result of this process and following careful deliberation, on February 10, 2014, our Audit Committee approved the engagement of KPMG as our independent registered public accounting firm and dismissed Ernst & Young LLP (“E&Y”) from that role. The engagement of KPMG was effective as of February 13, 2014, and KPMG has since audited our financial statements for the Transition Period as well as our financial statements for the 2014 fiscal year. The reports of E&Y on our consolidated financial statements for the fiscal years ended June 29, 2013, and June 30, 2012, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 29, 2013, and June 30, 2012, and the subsequent interim period through February 10, 2014, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter thereof in its reports for such fiscal years and interim period, or (ii) “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Although our Bylaws do not require that shareholders ratify the appointment of our independent registered public accounting firm, our Board believes that submitting the appointment of the independent registered public accounting firm for shareholder ratification at the Annual Meeting is appropriate from a corporate governance perspective. In the event that our shareholders do not ratify the appointment of KPMG, our Audit Committee will reconsider the appointment (but is not required to appoint a different independent registered public accounting firm). Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if our Audit Committee believes that such a change would be in the Company’s best interests and the best interests of our shareholders.
Representatives of KPMG will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2015 FISCAL YEAR.
As reflected in the table below, we incurred fees in fiscal year 2014, the Transition Period (referred to in the table as "2014T"), and fiscal year 2013 for services performed by KPMG and E&Y related to such periods.
Independent Registered Public Accounting Firm Fees
Fiscal Year 2014, Transition Period and Fiscal Year 2013

	2014		2014T		2013
Audit Fees	$719,373		$118,575		$711,590
Audit-Related Fees	49,500		—		7,500
Tax Fees	24,530		—		—
All Other Fees	—		—		—
Total	$793,403	(1)	$118,575	(2)	$719,090	(3)

(1)	All fees for the fiscal year ended September 27, 2014, were owed to KPMG.

(2)	All fees for the Transition Period were owed to KPMG

(3)	All fees for the fiscal year ended June 29, 2013 were owed to E&Y.

Delta Apparel, Inc.     13    2014 Proxy Statement

Audit Fees — Consists of fees billed for professional services rendered for the audit of our fiscal year 2014, Transition Period and fiscal year 2013 consolidated annual financial statements, audit of internal control over financial reporting for our fiscal years 2014 and 2013, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered accounting firm in connection with SEC filings.
Audit-Related Fees — Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For fiscal year 2014, such fees related to services provided by KPMG in connection with its review of physical inventory procedures and accounting software systems as well as its review of correspondence from the SEC regarding our Annual Report on Form 10-K filed on August 29, 2013.
Tax Fees — Consists of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. For fiscal year 2014, such fees were related to services provided by KPMG in connection with its review of various tax issues and positions as well as an Internal Revenue Service examination, and all such fees were pre-approved by our Audit Committee.
Audit Committee Pre-Approval Policies and Procedures
It is our Audit Committee's policy to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The pre-approval process is typically as follows: Audit Committee pre-approval is sought at one of the Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee, pursuant to guidelines approved by the Committee, to one or more members of the Committee or management. The Committee has delegated to our Chief Financial Officer the authority to pre-approve non-audit services in an amount of up to $10,000.

Delta Apparel, Inc.     14    2014 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
Our Audit Committee assists our Board of Directors in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent registered public accounting firm and the performance of the internal audit function. Our Audit Committee is comprised entirely of independent directors who meet independence, experience and other qualification requirements of the NYSE MKT and the SEC. In addition, our Board of Directors has determined that Dr. G. Jay Gogue qualifies as an audit committee financial expert as defined by SEC rules and regulations.
Management is responsible for our financial reporting process, including our internal control over financial reporting, and for the preparation of our consolidated financial statements, in accordance with generally accepted accounting principles. Our independent accountants are responsible for expressing an opinion on the financial statements and the effectiveness of the Company's internal control over financial reporting, based on an audit conducted in accordance with generally accepted auditing standards. Our Audit Committee's responsibility is to oversee and review these processes. Our Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.
The Audit Committee hereby reports as follows:

1.	The Audit Committee appointed KPMG as the Company's independent registered public accounting firm for fiscal year 2014 and its approximately three-month Transition Period ended September 28, 2013.

2.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 27, 2014, and the Transition Period ended September 28, 2013, as well as the internal controls over financial reporting as of September 27, 2014, with the Company’s management.

3.	The Audit Committee has discussed with KPMG the matters required to be discussed under Public Company Accounting Oversight Board auditing standards governing communications with audit committees.

4.
The Audit Committee has received the written disclosures and the letter from KPMG required pursuant to Public Company Accounting Oversight Board requirements and has discussed with KPMG its independence from the Company.

In determining KPMG’s independence, the Audit Committee also considered whether the provision of any of the non-audit services provided to the Company is compatible with maintaining their independence. The Committee received regular updates on KPMG’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.
Based on our discussions with management, our internal auditors and KPMG, and our review of the audited financial statements, including the representations of management and KPMG with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in our charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended September 27, 2014, and the Transition Period ended September 28, 2013, be included in the Company's Annual Report on Form 10-K.

AUDIT COMMITTEE:
Dr. G. Jay Gogue (Chairperson)
James A. Cochran
Sam P. Cortez
Dr. Elizabeth J. Gatewood
Suzanne B. Rudy

Delta Apparel, Inc.     15    2014 Proxy Statement

CORPORATE GOVERNANCE
Overview
We believe that good corporate governance practices not only reflect our values as a Company but also support strong strategic growth and financial performance. Each committee of our Board has a charter, which can be found on the "Corporate Governance" page of our website located at www.deltaapparelinc.com, that spells out the committee's assigned roles and responsibilities. In addition, our Board has established policies and procedures that address matters such as chief executive officer and key management succession planning, transactions with related persons, risk oversight, communications with the Board by shareholders and other interested parties, as well as the independence and qualifications of our directors. The following pages provide insight into how our Board has implemented these policies and procedures to benefit our Company and our shareholders.
Director Independence
Our Board evaluates the independence of each director in accordance with applicable laws and regulations and the listing standards of the NYSE MKT. Generally, an “independent director” is a director who is not also an officer or employee of the Company or any parent or subsidiary of the Company. In addition, no director qualifies as independent unless the Board affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. Our Board has reviewed the relationships between each member of the Board and the Company and determined that with the exception of Robert W. Humphreys, our Chairman and Chief Executive Officer, each of our current directors and each individual standing for election is “independent” as required by applicable laws and meets the applicable NYSE MKT independence requirements. Each director is required to keep the Board fully and promptly informed of any developments that might affect his or her independence and the Board will regularly review the continuing independence of the directors.
Code of Ethics and Business Conduct
We maintain a code of ethics and business conduct known as our Ethics Policy Statement that applies to all employees, officers and directors, including, but not limited to, our Chief Executive Officer and our Chief Financial Officer (who is also our principal accounting officer). Our Ethics Policy Statement covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, anti-corruption, compliance procedures and employee complaint and reporting procedures. Our Ethics Policy Statement is available without charge on the "Corporate Governance" page of our website located at www.deltaapparelinc.com. Any amendments or waivers to provisions of our Ethics Policy Statement that are applicable to our Chief Executive Officer, Chief Financial Officer, controller or persons performing similar functions will be posted on our website. There were no waivers of the provisions of our Ethics Policy Statement for our Chief Executive Officer, Chief Financial Officer or any director, senior financial officer or other executive officer during our fiscal year 2014 or Transition Period.
Board Leadership Structure
Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our Board does not have a policy regarding whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from our non-employee directors or be an employee of the Company. Our Board believes that it should be free to determine the leadership structure that is in the best interests of the Company and our shareholders based on the particular circumstances in effect from time to time.
During fiscal year 2014 and the Transition Period, Robert W. Humphreys served as the Chairman of our Board and as Chief Executive Officer. Mr. Humphreys is the director most familiar with our business and industry, and possesses intimate knowledge of the issues, opportunities and challenges facing us and our business. Our Board believes this combined position is in the current best interest of our Company, as it makes the best use of Mr. Humphreys’ extensive experience and qualifications within the apparel industry and in-depth knowledge of our markets, helps provide strong, unified leadership and direction on important strategic initiatives to both management and our Board, and leverages the insight gained from the combined role to most effectively lead our Company. We believe that our overall corporate governance policies and practices, combined with the presence of a Lead Independent Director, adequately address any governance concerns raised by the dual Chairman and Chief Executive Officer role.

Delta Apparel, Inc.     16    2014 Proxy Statement

Lead Independent Director
During fiscal year 2014 and the Transition Period, Robert E. Staton, Sr. served as our Lead Independent Director, and Mr. Staton is expected to serve as our Lead Independent Director throughout fiscal year 2015. Our Lead Independent Director is appointed by the independent members of our Board, generally serves for a term of at least one year, and is empowered to carry out a number of critical responsibilities. In addition to serving as a liaison between the Chairman and the independent directors, our Lead Independent Director presides at executive sessions of the Board and at meetings at which our Chairman is not present, approves meeting schedules to ensure there is sufficient time for discussion of agenda items, advises on and approves meeting agendas and information provided for Board meetings and meetings of independent directors, calls meetings of the independent directors as appropriate, and is available for direct communication with shareholders. The Lead Independent Director, along with our other non-employee directors, also provides independent oversight of management and the Company’s strategy.
Board Committees
Our Board delegates certain responsibilities and authority to its various committees and these committees regularly report on their activities and actions to the full Board. The Board currently has an Audit Committee, a Compensation Committee and a Corporate Governance Committee (which serves as our nominating committee), and may also appoint other committees from time to time. Each of the members of the Audit Committee, Compensation Committee, and Corporate Governance Committee has been determined by the Board to be independent as required by applicable legal requirements and meets applicable NYSE MKT independence standards and, in the case of our Audit Committee, the independence requirements established by the SEC. Each committee’s activities are governed by a written committee charter, which is available without charge via our website at www.deltaapparelinc.com, or by sending a request in writing to Justin M. Grow, Secretary, at 322 S. Main Street, Greenville, South Carolina 29601.
The following table details the membership of each of our Board committees during the 2014 fiscal year and Transition Period, as well as the expected committee membership in our 2015 fiscal year.

Board Committee Composition
Fiscal Year 2014, Transition Period and Fiscal Year 2015

	Fiscal Year 2014 & Transition Period			Fiscal Year 2015
Director Name	Audit	Compensation	Governance	Audit	Compensation	Governance
James A. Cochran	X	X		X	X
Sam P. Cortez	X	X			C	X
Dr. Elizabeth J. Gatewood	X		X	X		X
Dr. G. Jay Gogue	C			C
David T. Peterson(1)		C	X
Suzanne B. Rudy	X			X	X
Robert E. Staton, Sr.		X	C		X	C
Robert W. Humphreys
C - Committee Chairperson
X - Committee Member

(1)	Mr. Peterson will not stand for re-election as a director at the Annual Meeting.
Audit Committee. Our Audit Committee serves as an independent and objective party to oversee and monitor the financial and reporting processes of the Company, including the general quality of the Company's financial statements and reporting, the audits of the Company's financial statements and the Company’s accounting and internal controls and policies. Our Audit Committee appoints, evaluates, and, when appropriate, replaces the independent registered public accounting firm engaged to audit our financial statements. The independent auditors report directly to our Audit Committee and our Audit Committee determines the compensation and other terms of the engagement and oversees their work. Our Audit Committee also monitors and reviews our compliance with legal and regulatory requirements as well as our procedures with respect to maintaining books and records, the adequacy and implementation of internal auditing, accounting, disclosure, and financial controls, and our policies concerning financial reporting and business practices. In addition, our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding

Delta Apparel, Inc.     17    2014 Proxy Statement

accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.
After considering relationships between each member of our Audit Committee and the Company and its subsidiaries, and reviewing the qualifications of the members of our Audit Committee, our Board has determined that each member of our Audit Committee meets all applicable independence and financial literacy requirements as defined in NYSE MKT governance standards and applicable SEC regulations. Further, due to Dr. G. Jay Gogue's years of extensive experience overseeing the financial, operational and strategic functions of complex organizations with budgets of up to approximately one billion dollars, our Board has determined that Dr. Gogue qualifies as an "audit committee financial expert" as defined in SEC regulations.
Compensation Committee. Our Compensation Committee develops our overall compensation philosophy and programs, reviews and determines compensation, including salaries, bonuses and equity compensation, for our named executive officers other than our Chief Executive Officer, and reviews and determines director compensation. Our Compensation Committee also oversees, reviews and administers all of the Company’s compensation and executive benefit plans and programs, including equity compensation plans and plans pursuant to which performance-based compensation may be granted. Our Compensation Committee is authorized to delegate its responsibilities as it deems necessary or appropriate.
After considering relationships between each member of our Compensation Committee and the Company and its subsidiaries, and reviewing the qualifications of the members of our Compensation Committee, our Board has determined that each member of our Compensation Committee meets all applicable independence requirements as defined in NYSE MKT governance standards.
Corporate Governance Committee. Our Corporate Governance Committee develops and recommends to the Board corporate governance standards for business conduct and ethics, oversees the annual self-evaluation of the Board and its committees, and makes recommendations concerning the structure and membership of the other Board committees. Our Corporate Governance Committee also oversees the performance evaluation of the Chief Executive Officer and succession planning with respect to the Chief Executive Officer as well as the other executive officers of the Company. Our Corporate Governance Committee also serves as the Board's nominating committee and identifies, interviews and recommends director nominees for election to the Board pursuant to written guidelines approved by the Board.
The Board’s Role in Risk Oversight
Our Board oversees and assesses our enterprise and strategic risk management processes. This risk oversight responsibility is enabled by management reporting processes designed to provide visibility to the Board regarding the identification, assessment and management of critical risks and associated risk mitigation strategies. Our Board recognizes that it is neither possible nor prudent to eliminate all risk and that properly measured risk-taking is essential for the Company to be competitive and to achieve its strategic objectives.
Our Board implements its risk oversight function both as a whole and through its committees. Oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee’s area of responsibility as reflected in its charter. In particular:

a)
The full Board oversees strategic, financial and operational risks and exposures associated with our annual business plans and other current matters that may present material risk to the Company’s operations, strategies, prospects, and reputation.

b)
Our Audit Committee regularly reviews and oversees the risks associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters, compliance with legal and regulatory matters, including environmental matters, and the Company's related risk management policies.

c)
Our Compensation Committee oversees risks associated with attraction and retention of executive talent, management development and compensation philosophy and programs, including a periodic review of compensation programs to ensure that they do not encourage excessive risk-taking.

d)
Our Corporate Governance Committee oversees risks associated with governance matters, including our Ethics Policy Statement, succession planning for our directors, Chief Executive Officer and other named executive officers, and the structure and performance of the Board and its committees.

Delta Apparel, Inc.     18    2014 Proxy Statement

Our Board believes that its leadership structure properly supports its risk oversight functions and responsibilities in that the appropriate directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.
Board Meetings, Attendance & Executive Sessions
Our Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate. Directors are expected to make every effort to attend meetings of the Board, assigned committees and annual meetings of shareholders. Attendance by directors at Board and committee meetings during fiscal year 2014 and the Transition Period averaged 96%, and each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during fiscal year 2014 and the Transition Period. During fiscal year 2014 and the Transition Period, our Board held five in-person meetings and two telephonic meetings. Our Audit Committee held seven meetings, our Compensation Committee held five meetings, and our Corporate Governance Committee held one meeting. All of our directors attended the 2013 annual meeting of shareholders and all directors are expected to attend the Annual Meeting. Independent directors meet regularly in executive session at all regularly scheduled meetings of the Board with no members of management present. Our Company's Lead Independent Director presides at each executive session. Throughout the year, our directors communicate informally with management on a variety of topics, including suggestions for Board or committee meeting agenda topics, recent developments, and other matters of interest to the Company.
Retention of Independent Advisors
Our Board is authorized and empowered to retain independent advisors and consultants when it deems appropriate and the charter for each of its committees empowers each committee to retain independent advisors and consultants when appropriate.
Succession Planning
In light of the critical importance of executive leadership to our success, our Board has a chief executive officer and key management succession planning process that is led by its Corporate Governance Committee. Our Corporate Governance Committee is charged with the responsibility of identifying and evaluating candidates to succeed our Chief Executive Officer and to report, at least annually, to the Board on the status of the succession plan. Our Corporate Governance Committee also reviews the potential internal candidates for each of our critical senior management positions and identifies areas of growth for those candidates that will best enable them to fill any anticipated or emergency leadership needs. Where there is not a satisfactory internal candidate for a position, our Board considers whether outside candidates are likely to be available in a timely manner and whether other alternatives need to be considered.
Declassified Board
Our Board of Directors is not classified and is elected annually.
Director Nominations
Our Corporate Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Board, suggestions from Company management, and shareholder recommendations. Our Corporate Governance Committee may also, in its discretion, engage director search firms to identify candidates. During fiscal year 2014 and the Transition Period, our Corporate Governance Committee did not retain the services of any director search firm and accordingly, no fees were paid to a director search firm or other third party to assist in identifying and evaluating director candidates.
Shareholders may recommend director candidates for consideration by the Corporate Governance Committee by submitting a written recommendation to the Corporate Governance Committee, c/o Justin M. Grow, Secretary, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to justin.grow@deltaapparel.com, or by fax to (864) 232-5199. The recommendation should include (i) the name, address and telephone number of the nominating shareholder, (ii) the nominee’s name, address, telephone number, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company’s proxy statement and to serve as a director, if elected, and (iii) the additional information regarding the nominating shareholder and nominee required by our Bylaws. Pursuant to our Bylaws, our Secretary generally must receive the recommendation not less than 120 days prior to the first anniversary of the prior year annual meeting. A copy of our Bylaws may be obtained by submitting a written request to the Secretary of the Company.
Our Board has adopted qualification standards for the selection of independent nominees for director that can be found on the "Corporate Governance" page of our website at www.deltaapparelinc.com. As provided in these standards, at a minimum, a nominee for our Board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business

Delta Apparel, Inc.     19    2014 Proxy Statement

or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to our Company.
We do not have a formal policy regarding Board member diversity; however, our Corporate Governance Committee considers diversity in selecting nominees for director and in the re-nomination of an incumbent director. Our Corporate Governance Committee views diversity broadly, including gender, ethnicity, differences of viewpoint, geographic location, skills, education, and professional and industry knowledge and experience, among other factors, and its goal is to nominate candidates from a broad range of experiences and backgrounds. We believe that a variety and balance of perspectives on our Board can result in more thoughtful discussions and deliberations.
In considering the re-nomination of an incumbent director, our Corporate Governance Committee reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance, as well as any special skills or diversity that such director brings to our Board. In evaluating incumbent directors and all potential new directors, our Corporate Governance Committee considers, among other things, the candidate’s leadership, strategic, or policy-setting experience; experience and expertise that is relevant to our business; experience that provides our Board with a diversity of backgrounds; technical or other specialized expertise; and whether the candidate has high ethical character and a reputation for honesty, integrity and sound business judgment. All director candidates, whether recommended by shareholders or identified by other means, are initially screened by our Corporate Governance Committee, which may seek additional background information and qualifications of the candidate. With respect to new director candidates who pass the initial screening, our Corporate Governance Committee conducts interviews with the candidates and then meets to discuss and consider each candidate’s qualifications and potential contributions to our Board, and determines by majority vote whether to recommend such candidates to our Board. The final decision to either appoint a candidate to fill a vacancy between annual meetings of shareholders or include a candidate on the slate of nominees proposed at an annual meeting of shareholders is made by our Board.
Board Self-Evaluation
Our Board of Directors annually evaluates and assesses its performance and effectiveness as well as that of its committees. This assessment includes a comprehensive review of our Board's composition, responsibilities, leadership and committee structure, processes, and effectiveness.
Shareholder Communication with Directors
Shareholders desiring to communicate directly with our Board of Directors or any individual director may do so in writing addressed to the intended recipient or recipients, c/o Justin M. Grow, Secretary, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to justin.grow@deltaapparel.com, or by fax to (864) 232-5199. All such communication will be reviewed by our Secretary, who will redirect communications determined to be solicitations, junk mail, communication primarily commercial or operational in nature, or that request general information regarding the Company. All other shareholder communications will be promptly forwarded to the applicable member(s) of our Board of Directors or to the collective Board of Directors, as requested in the shareholder communication.
Issues or concerns regarding accounting, internal accounting controls or audit matters or possible violations of the Company's Ethics Policy Statement should be communicated pursuant to the terms of the Ethics Policy Statement, which is available without charge on the "Corporate Governance" page of our website located at www.deltaapparelinc.com.
Compensation Risk Assessment
Our Compensation Committee regularly assesses the potential risks associated with our compensation programs and practices, including any risk that would be reasonably likely to have a material adverse effect on the Company. This assessment considers the risks associated with the various elements of employee compensation as well as certain design features of the compensation programs that reduce the likelihood of excessive risk taking by employees. Among these design features are reasonable performance targets tied to compensation, capped payouts of incentive compensation, a balance of cash and equity incentives, and the vesting of awards over time. The Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement more fully describes our compensation philosophy and programs. We do not believe our compensation programs encourage excessive or inappropriate risk taking.

Delta Apparel, Inc.     20    2014 Proxy Statement

Compensation Committee Interlocks and Insider Participation
David T. Peterson, James A. Cochran, Sam P. Cortez, and Robert E. Staton, Sr. served on our Compensation Committee during fiscal year 2014 and the Transition Period. All of the members of our Compensation Committee are non-employee directors of the Company and are not former officers of the Company or its subsidiaries. During fiscal year 2014 and the Transition Period, no executive officer of the Company served as a member of the board or compensation committee of an entity, one of whose executive officers served on the Board or Compensation Committee of our Company.
Related Party Transactions
Our Board of Directors has adopted written policies and procedures with respect to related party transactions that can be accessed on the "Corporate Governance" page of our website located at www.deltaapparelinc.com. Pursuant to these policies and procedures, the Audit Committee reviews all relationships and transactions in which our Company and its directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. On an annual basis, each director and named executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. In addition, our Audit Committee's charter requires that members of our Audit Committee review and approve all related party transactions for which such approval is required under applicable law, including applicable SEC regulations and NYSE MKT standards. Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
Insider Trading and Hedging Policy
We maintain an insider trading policy that prohibits the purchase or sale of Company securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in securities of the Company. Our insider trading policy also prohibits our directors, executive officers and employees from engaging in hedging activities or other short-term or speculative transactions in the Company's securities such as short sales, puts, calls or any similar transaction involving the Company's securities.
Director and Executive Officer Stock Ownership Guidelines
To better align the interests of our directors and senior management team with our shareholders and to further demonstrate a commitment to the Company and its future well-being, our Board of Directors has adopted minimum stock ownership requirements and guidelines with respect to our non-employee directors and certain of our executive officers. These guidelines require our non-employee directors to retain throughout their entire tenure with our Board at least 50% of all shares received as compensation for their Board service. In addition, these guidelines require individuals in the following executive officer positions to maintain ownership of a minimum amount of Company stock equal to that indicated below.
Executive Officer Stock Ownership Guidelines

Title	Stock Ownership Requirement
Chief Executive Officer	4 times annual base salary
Chief Financial Officer	2 times annual base salary
Chief Operating Officer	2 times annual base salary
The covered executives are granted certain time periods within which to gain compliance with the ownership requirements and are subject to mandatory share retention provisions until compliance is achieved. Our Corporate Governance Committee is responsible for monitoring compliance with these guidelines.

Delta Apparel, Inc.     21    2014 Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS
Management
The following table sets forth the number of shares of our common stock and common stock equivalents we believe to be beneficially owned as of December 12, 2014, by (i) our directors, (ii) the executive officers named in the Summary Compensation table and (iii) all of our current directors and executive officers as a group. We believe that all of the individuals listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Stock Ownership of Management
As of December 12, 2014

Directors and Executive Officers	Common Stock Beneficially Owned Excluding Options		Option Shares Currently Exercisable or Exercisable within 60 Days	Percentage Including Options
	#		#	%

James A. Cochran	6,875	(1)	—	*
Steven E. Cochran (2)	16,111		—	*
Sam P. Cortez	6,275		—	*
Dr. Elizabeth J. Gatewood	10,913		—	*
Dr. G. Jay Gogue	5,875		—	*
Robert W. Humphreys	456,545		250,000	8.9%
Deborah H. Merrill	41,146		82,000	1.6%
David T. Peterson	27,478		—	*
Suzanne B. Rudy	4,125		—	*
Robert E. Staton, Sr.	7,125		—	*
Martha M. "Sam" Watson	86,054		96,000	2.3%
All current directors and executive officers as a group (11 persons)	668,522	(3)	428,000	13.9%

* Less than 1% of the shares deemed outstanding.

(1)	These shares are pledged as security.

(2)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.

(3)	Includes all shares deemed to be beneficially owned by any current director or executive officer.

Delta Apparel, Inc.     22    2014 Proxy Statement

Principal Shareholders
The following table sets forth the number of shares of our common stock we believe to be beneficially owned as of December 12, 2014, by each individual or entity, excluding our current officers and directors, known to the Company to be the beneficial owner of more than five percent of our common stock. Unless otherwise indicated, we believe that the individuals or entities named in the table have sole voting and investment power with respect to all shares shown.

Stock Ownership of Principal Shareholders
As of December 12, 2014

	Common Stock Beneficially Owned Excluding Options		Option Shares Currently Exercisable or Exercisable within 60 Days	Percentage Including Options
5% Shareholders	#		#	%
Aegis Financial Corporation Scott L. Barbee 6862 Elm Street, Suite 830 McLean, VA 22201	824,590	(1)	—	10.46%
Franklin Resources, Inc. Franklin Advisory Services, LLC Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403	800,000	(2)	—	10.15%
Wilen Management Company, Inc. 14551 Meravi Drive Bonita Springs, Florida 34135	738,456	(3)	—	9.37%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	699,934	(4)	—	8.88%
E. Erwin Maddrey, II 233 North Main Street, Suite 200 Greenville, SC 29601	698,471		—	8.86%
Greenwood Investments, Inc. Steven Tannenbaum Greenwood Capital Limited Partnership MGPLA, L.P. PVF-ST, LP 200 Clarendon Street - 25th Floor Boston, MA 02116	603,334	(5)	—	7.65%
Wells Fargo & Company Wells Capital Management Incorporated Wells Fargo Funds Management, LLC Wells Fargo Advisors, LLC 420 Montgomery Street San Francisco, CA 94163	499,034	(6)	—	6.33%

(1)
The information set forth above is based on an amendment to a Schedule 13G filed by Aegis Financial Corporation (“Aegis”) with the SEC on October 10, 2014, with respect to the Company's common stock. In the amendment to Schedule 13G, Aegis reported that it and Scott L. Barbee (who has the same business address as Aegis) have shared power to vote and/or dispose of the shares disclosed above.

(2)
The information set forth above is based on a Schedule 13G filed by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC with the SEC on September 10, 2014, with respect to the Company's common stock. In the Schedule 13G, FRI reported that the shares are beneficially owned by one or more open-end or closed-end investment companies or other managed accounts that are clients of investment managers that are direct and indirect subsidiaries of FRI. The Schedule 13G reported that investment management contracts may delegate to the applicable subsidiary(ies) investment or voting power over the securities that are subject to the investment management contracts. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares disclosed above. The Schedule 13G reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities for which FRI subsidiaries provide investment services. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any beneficial ownership in the shares and believe that they are not acting as a “group” for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The Schedule 13G also reported that the voting and investment powers held by Franklin Mutual Advisors, LLC, an indirect wholly-owned subsidiary of FRI, are exercised independently from FRI and all other subsidiaries.

(3)
The information set forth above is based on an amendment to a Schedule 13G filed by Wilen Investment Management Corp. (“Wilen”) with the SEC on January 28, 2014, with respect to the Company's common stock. Wilen reported that it has sole power to vote and/or dispose of the shares disclosed above.

Delta Apparel, Inc.     23    2014 Proxy Statement

(4)
The information set forth above is based on a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 10, 2014, with respect to the Company's common stock. In the Schedule 13G, Dimensional reported that it has sole voting power with respect to 694,667 of the shares disclosed above and sole dispositive power with respect to all of the shares disclosed above. In the Schedule 13G, Dimensional reported that it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G reported that all of the shares disclosed above were owned by such investment companies, trusts or accounts. The Schedule 13G reported that Dimensional disclaims beneficial ownership of such securities.

(5)
The information set forth above is based on a Schedule 13G jointly filed by Greenwood Investments, Inc., Steven Tannenbaum, Greenwood Capital Limited Partnership, MGPLA, L.P., and PVF-ST, LP (each of which has the same business address as Greenwood Investments, Inc.) with the SEC on February 14, 2014, with respect to the Company's common stock. In the Schedule 13G, Greenwood Investments, Inc. and Steven Tannenbaum reported that each has sole power to vote and/or dispose of the shares disclosed above.

(6)
The information set forth above is based on a Schedule 13G filed by Wells Fargo & Company (“Wells”) on its own behalf and on behalf of Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wells Fargo Advisors, LLC with the SEC on January 27, 2014, with respect to the Company's common stock. Wells reported that it has sole voting and dispositive power with respect to 3 of the shares disclosed above, shared voting power with respect to 432,420 of the shares disclosed above, and shared dispositive power with respect to 499,031 of the shares disclosed above.

Section 16(a) Beneficial Ownership Reporting Compliance
Members of our Board of Directors, certain of our executive officers, and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the SEC regarding their beneficial ownership and changes in beneficial ownership of our common stock. To our knowledge, all Section 16(a) filing requirements applicable to the Company's directors, named executive officers, and 10% shareholders were satisfied during fiscal year 2014 and the Transition Period.

Delta Apparel, Inc.     24    2014 Proxy Statement

EXECUTIVE OFFICERS
We refer to the following individuals as our "named executive officers" or "NEO's" in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement. Certain information regarding our named executive officers is provided below. These individuals are appointed to serve at the discretion of our Board. As previously disclosed in a Form 8-K we filed with the SEC on August 1, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company as of July 28, 2014. The primary business address for all current named executive officers is 322 S. Main Street, Greenville, South Carolina 29601. Mr. Cochran's primary business address was 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097.

Robert W. Humphreys
Chairman & Chief Executive Officer Age: 57
Mr. Humphreys is the Chairman and Chief Executive Officer of Delta Apparel, Inc. He was named Chairman of our Board in June 2009. Mr. Humphreys previously served Delta Apparel, Inc. as President and Chief Executive Officer for more than 10 years. From April 1999 until December 1999, Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. In 1998, he was named Vice President of Finance and Assistant Secretary of Delta Woodside Industries, Inc. and served in that capacity until November 1999. From 1987 to May 1998, Mr. Humphreys served as President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has over 26 years of experience in the textile and apparel industry, including senior leadership roles in operations and finance.

Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer Age: 41
Deborah Merrill has served Delta Apparel, Inc. since 1998 and has been Vice President, Chief Financial Officer and Treasurer of the Company since 2006. Ms. Merrill also currently serves in a management and oversight role for Art Gun, LLC, a wholly-owned subsidiary of Delta Apparel, Inc. Ms. Merrill was previously the Assistant Secretary of the Company from 1999 to 2006. During that time she also served as Vice President, Chief Accounting Officer, and Treasurer from March 2006 until July 2006; Director of Corporate Reporting, Planning and Administration of the Company from 2004 to 2006; and Director of Accounting and Administration of the Company from 2000 to 2004. Previously, she had been Director of Accounting and Administration of the Delta Apparel division of Delta Woodside Industries, Inc. from 1999 to 2000 and, Accounting Manager of its Delta Apparel division from 1998 to 1999. Before joining Delta Apparel in 1998, she served as the Logistics Controller for GNB Technologies, a battery manufacturing company, and as an Auditor for Deloitte & Touche LLP.

Martha M. Watson
Vice President and Chief Human Resources Officer Age: 61
Martha Watson has served as Vice President and Chief Human Resources Officer of Delta Apparel, Inc. since November 2012. From 2000 to November 2012, Ms. Watson served as the Company's Vice President and Secretary of Delta Apparel. From May 2009 to December 2010, Ms. Watson also served as the President of Junkfood Clothing Company, a wholly-owned subsidiary of Delta Apparel, Inc. Prior to joining Delta Apparel, Inc., Ms. Watson was President of Carolina Benefit Services, a payroll company, from September 1999 through 2000, and Vice President of Operations for Sunland Distribution, Inc., a public warehousing company, from January 1999 to September 1999. From 1990 to 1999, Ms. Watson was Director of Human Resources for Stevcoknit Fabrics Company, and from 1987 to 1990 she held a similar position with Delta Apparel, Inc., both of which, at the time, were divisions of Delta Woodside Industries, Inc.

Steven E. Cochran
President and Chief Operating Officer Age: 47
Mr. Cochran served as President and Chief Operating Officer Delta Apparel, Inc. from January 2013 through his July 28, 2014, resignation from the Company. Mr. Cochran previously served as President of the Company's Activewear division from 2010 to January 2013. Prior to joining the Company, Mr. Cochran was President of the Image Apparel Division of V.F. Corporation, a branded apparel company, and served in that capacity from 2005 until 2009. From 2002 to 2005, Mr. Cochran was Senior Vice President of Field Operations at Lesco, Inc., a turf supply company. Mr. Cochran began his career at Cintas Corporation, a leading provider of career apparel where he served in various capacities from 1997 to 2002, including Vice President, Marketing, Merchandising and Strategy, and then as Director of National Accounts for Cintas' UTY Division. Mr. Cochran is not related to Company director James A. Cochran.

Delta Apparel, Inc.     25    2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
As previously disclosed in a Form 8-K we filed with the SEC on August 28, 2013, our Board of Directors determined on August 26, 2013, that our fiscal year end will change from June to September (the "Fiscal Year Change"). Accordingly, our fiscal year now begins on the Sunday closest to September 30 each year and ends on the Saturday closest to September 30 each year. This change resulted in an approximately three-month transition period from June 30, 2013, through September 28, 2013, to bridge the period between the end of our 2013 fiscal year and the beginning of our 2014 fiscal year on September 29, 2013. This transition period is referred to as the "Transition Period" throughout this Compensation Discussion and Analysis ("CD&A").
This CD&A discusses the material elements of compensation earned by, paid to or awarded to each of our named executive officers during our fiscal year ended September 27, 2014, as well as the Transition Period, and describes the principles and philosophies underlying our executive compensation programs and policies. In addition, you will find a series of tables in this Proxy Statement containing specific information regarding our named executive officers' compensation in our 2012, 2013 and 2014 fiscal years as well as our Transition Period.
Executive Summary
Delta Apparel, Inc. is an international apparel design, marketing, manufacturing and sourcing company that features a diverse portfolio of lifestyle basic and branded activewear apparel and headwear. We specialize in selling casual and athletic products through a variety of distribution channels and distribution tiers, including specialty stores, boutiques, department stores, mid-tier and mass channels, college bookstores and the U.S. military. Our products are made available direct-to-consumer on our websites at www.soffe.com, www.junkfoodclothing.com, www.saltlife.com and www.deltaapparel.com. We design and internally manufacture the majority of our products, which allows us to offer a high degree of consistency and quality control as well as leverage scale efficiencies. We have manufacturing operations located in the United States, El Salvador, Honduras and Mexico, and use domestic and foreign contractors as additional sources of production. Our distribution facilities are strategically located throughout the United States to better serve our customers with same-day shipping on our catalog products and weekly replenishments to retailers.
The compensation of our named executive officers received overwhelming support at our 2013 annual meeting of shareholders, with approximately 99% of the voting shares cast in favor of our executive compensation programs. We have considered those results in determining our executive compensation decisions, programs and policies. Our executive compensation programs and policies during fiscal year 2014 and the Transition Period generally remained consistent with those presented at our 2013 annual meeting of shareholders. The following table sets forth some of the key features of our programs:

Key Features of Our Executive Compensation Programs
We pay for performance and place a significant portion of executive officer compensation "at risk"	We do not allow hedging, puts, calls or similar derivative transactions related to our stock
We cap the amount of cash incentive compensation and equity awards that an executive may receive in any year	We do not reprice stock options and do not exchange "underwater" options for cash
We consider relevant external market and peer company data in establishing compensation	We do not provide guaranteed cash bonuses to our named executive officers
We have robust stock ownership guidelines for key executive positions and directors	We do not provide multi-year severance benefits in our employment agreements
We have double trigger change in control severance benefits in our executive employment agreements	We do not offer a defined benefit pension plan
We pay reasonable salaries and provide appropriate benefits to our executives	We do not offer a supplemental executive retirement plan
We generally provide a blend of short and long-term incentive opportunities as well as a blend of cash and equity incentive opportunities	We do not provide our executives with perquisites or other personal benefits beyond what we generally provide other employees
Our Compensation Committee is made up entirely of independent directors and is empowered to select and engage its own independent advisors
The principal elements of our named executive officer compensation program are base salary, performance-based annual cash incentives, service-based and performance-based equity incentives, and the employee benefits provided to our other full-time domestic employees. We utilize a mix of the foregoing elements with the ultimate goals of aligning the short-term and long-term interests of our executives with those of our shareholders and attracting, retaining and appropriately rewarding executive management talent. It is extremely

Delta Apparel, Inc.     26    2014 Proxy Statement

important to us that the compensation of our named executive officers be directly linked to Company performance without encouraging excessive or unnecessary risk-taking by our executives. To effectively link pay with performance, our Compensation Committee believes that a significant portion of our named executive officer compensation must be "at risk", or not guaranteed, and directly tied to the financial success of the Company.
In evaluating and monitoring Company performance relative to the compensation of our executives in fiscal year 2014 and the Transition Period, we placed primary emphasis on the return on capital employed, or "ROCE", financial metric. ROCE is defined as our earnings before interest and taxes as a percentage of our 12-month average capital employed. We believe that ROCE strikes an appropriate balance between generating financial returns and the efficient allocation of our capital.
The discussion below is intended to assist you in understanding the information provided in this Executive Summary and the accompanying compensation tables contained in this Proxy Statement, and to put that information into context within our overall executive compensation program. For the reasons described in this CD&A and accompanying tables, we believe our executive compensation programs are designed to support our Company goals and encourage profitable growth for our business.
Key Executive Compensation Developments in Fiscal Year 2014 and Transition Period
As discussed above, on August 26, 2013, our fiscal year end was changed from June to September. This Fiscal Year Change occurred after fiscal year measurement periods applicable to performance-based cash and equity incentive compensation opportunities for our named executive officers had already begun. Our Compensation Committee determined that the measurement periods for those cash and equity incentive compensation opportunities would remain on our prior fiscal year end cycle and be unaffected by the Fiscal Year Change. Accordingly, the performance-based cash incentive opportunities for our named executive officers described in this CD&A cover the period from June 30, 2013, through June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change), which represents the approximately three-month Transition Period and the initial approximately nine months of our fiscal year 2014. In addition, the one-year performance-based equity awards previously granted to Robert W. Humphreys, our Chairman and Chief Executive Officer, with a measurement period of June 30, 2013, through June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change), were unaffected by the Fiscal Year Change and the two-year performance-based and service-based equity awards previously granted to our other named executive officers with a measurement period of June 30, 2013, through June 27, 2015 (our 2014 and 2015 fiscal years before the Fiscal Year Change), remain unaffected by the Fiscal Year Change. All performance-based compensation opportunities for our named executive officers with measurement periods beginning after the Fiscal Year Change are now based on our new September fiscal year cycle.
Fiscal Year 2014 and Transition Period Performance and Pay Implications
Following 10 consecutive years of sales growth, the markets in which we compete presented unique challenges for our businesses in fiscal year 2014. Beginning with a lackluster holiday season for apparel retailers and continuing through our Spring and Summer selling seasons and beyond, unusually weak market conditions negatively effected consumer purchases of apparel products. As with many apparel companies and small to mid-sized brands, these extended soft market conditions resulted in a heavy promotional, or discounting, environment for our products, which unfavorably impacted our sales and performance.
In response to these difficult business conditions, our executive team initiated a reorganization of key business functions in the fourth quarter of fiscal year 2014 to reduce fixed costs and streamline our administrative workforce. These adjustments to our fixed cost structure resulted in a de-layering of our management structure and we believe it has positioned us to further leverage our back-office functions and information technology systems and, as conditions improve, for incremental sales growth to have a greater impact on our profitability. Our executive team was also effective in guiding the Company's focus during the Transition Period and fiscal year 2014 on improved supply chain and manufacturing efficiencies, lower product costs and reduced operating capital required for our businesses, and they also led us to several other significant milestones and accomplishments during those periods, including the following:

•
The acquisition and successful integration of Salt Life into our brand portfolio, with significant post-acquisition growth in our Salt Life business from revenue, geographic and retail outlet perspectives, as well as further expansion of the Salt Life brand, including the opening by our Salt Life restaurant licensee of a signature Salt Life Food Shack restaurant in St. Augustine, Florida;

•
A transition to new leadership and refreshed product lines and marketing campaigns in our Soffe business as well as completion of the modernization of the screen-printing operations in our Soffe business;

•	The consolidation of some domestic fabric production for basic t-shirts into our lower-cost platform in Honduras and the expansion of our lower-cost sewing and textile operations in Honduras;

Delta Apparel, Inc.     27    2014 Proxy Statement

•	Completion of the consolidation of our college bookstore businesses into our The Game business unit;

•	Product line expansion in our basics segment, including the introduction of a new fleece line;

•	The opening of a flagship retail store for our Junk Food brand on iconic Abbot Kinney Boulevard in Venice, California;

•	The repurchase of approximately 208,022 shares of our Company stock for approximately $3.3 million;

•	Significant growth in our Art Gun business, with an annual sales increase of approximately 23%; and

•	The establishment of third-party distribution operations in Dallas, Texas to better serve significant markets for our basic t-shirt product business.
Despite these accomplishments, which we believe should position our Company for a return to profitable growth as our markets stabilize and improve, our ROCE for the 12-month period ended June 28, 2014, was below the minimum ROCE level set for the Company by our Compensation Committee with respect to executive compensation. Because we did not reach this minimum ROCE objective, our named executive officers did not receive any of the cash incentives for which they were eligible for such period. Moreover, Mr. Humphreys, our Chief Executive Officer, did not receive any of the equity incentive compensation for which he was eligible in the same period due to our ROCE being below the minimum level.
More detail regarding the compensation of our named executive officers can be found within the Summary Compensation Table located within this Proxy Statement.
Compensation Philosophy and Objectives
Our approach to executive compensation continues to be defined by the following primary objectives:

1.	Aligning the interests of our shareholders and executives;

2.	Establishing a strong link between executive pay and Company performance; and

3.	Attracting, retaining and appropriately rewarding executive management talent in line with market practices.
Alignment of Shareholder and Executive Interests
Our executive compensation program elements are aligned with the interests of our shareholders in several key respects. The annual cash incentive compensation for which our executives were eligible for the 12-month period ended June 28, 2014, was primarily contingent on the Company's achievement of aggressive yet realistic ROCE goals. The Company has utilized ROCE as a performance metric for many years and we believe ROCE is a balanced financial performance metric that effectively incorporates the goals of increasing earnings and the efficient use of capital, and also effectively aligns shareholder and executive interests.
For several years now, the equity incentives awarded to our executives have consisted entirely of service-based restricted stock units and/or performance units that are naturally linked to the value of our stock. A significant portion of these equity incentive awards are based entirely on the Company's performance with respect to ROCE. All of the equity incentive awards for which our Chief Executive Officer is eligible are based on the Company's performance with respect to ROCE.
In addition, the stock ownership guidelines described in the "Corporate Governance" section of this Proxy Statement require certain of our executives, including our Chief Executive Officer and Chief Financial Officer, to maintain a significant ownership stake in the Company, thus linking their long-term interests with those of our shareholders. Our executives are also subject to the prohibitions in our insider trading policy with respect to short selling and other speculative and derivative trading activities as well as hedging transactions with respect to our stock. We believe these restrictions, coupled with our stock ownership guidelines and the structure of our incentive compensation programs, effectively dovetail executive and shareholder interests.

Delta Apparel, Inc.     28    2014 Proxy Statement

Link Between Executive Pay and Performance
To effectively link executive pay with the performance of the Company, our Compensation Committee believes that a significant portion of our named executive officer compensation must be "at risk" based on objective and predetermined financial performance criteria. The compensation paid to our named executive officers in fiscal year 2014 and the Transition Period reflects our strong commitment to this pay-for-performance philosophy. Approximately 46% of the aggregate target cash compensation for which our Chief Executive Officer was eligible for the 12-month period ended June 28, 2014, was entirely at risk and contingent on the Company's financial performance. Moreover, 100% of the equity compensation for which our Chief Executive Officer was eligible during the same period was entirely at risk and contingent on the Company's financial performance. With respect to our other named executive officers, on average, 31% of their aggregate target cash compensation for the applicable period was entirely at risk and contingent on the Company's financial performance, and 50% of the equity incentive awards for which our current named executive officers other than our Chief Executive Officer are eligible for the two-year period ending June 27, 2015, is entirely at risk and contingent on the Company's financial performance.
Attracting, Retaining and Appropriately Rewarding Executives
We seek to attract, retain and reward our executive officers by establishing compensation and benefit levels that are competitive relative to those offered by other companies in our industry of similar size, scope and complexity. Each named executive officer's overall responsibility level within our organization, unique skills and capabilities, long-term leadership potential, and individual performance is also considered and balanced in establishing compensation. Historic pay levels and internal pay equity considerations also factor into our executive compensation decisions.
Compensation Decision Roles
Compensation Committee
Our Compensation Committee approves all compensation for our named executive officers except our Chief Executive Officer, authorizes all awards under our stock plans, and reports its decisions to our Board. Our Compensation Committee recommends to the independent members of our Board the compensation for our Chief Executive Officer. Our Human Resources Department provides our Compensation Committee with the recommended amounts for each element of compensation, historical levels for each compensation element, and other applicable information. While the recommendations of management provide valuable guidance, our Compensation Committee ultimately makes all final decisions with respect to compensation levels and structure for our named executive officers (except for the Chief Executive Officer, which is ultimately made by our independent directors). Our Compensation Committee's charter lists the specific responsibilities of the committee and can be accessed without charge on the "Corporate Governance" page of our website at www.deltaapparelinc.com.
Company Management
Company management is responsible for developing and maintaining an effective compensation program throughout the Company and for administering the compensation programs decided upon by our Compensation Committee. Our Chief Executive Officer annually reviews the performance of each of our other named executive officers and provides input to our Human Resources Department regarding the compensation of such named executive officers that is factored into the recommendations to our Compensation Committee. Decisions regarding the non-equity compensation of other employees are made by management.
Setting Executive Compensation
Our Human Resources Department, with input from our Chief Executive Officer, prepares recommendations for compensation for our named executive officers other than our Chief Executive Officer. Separate recommendations for the compensation of our Chief Executive Officer are also provided. Our Compensation Committee reviews these recommendations and uses them to determine base salaries and incentive compensation for our named executive officers. Our independent directors must ultimately confirm the compensation of our Chief Executive Officer.
Our Human Resources Department's compensation recommendations for fiscal year 2014 and the Transition Period were guided by a survey previously conducted internally utilizing relevant executive compensation information available in the proxy statement filings of peer companies within the apparel industry with annual revenues and earnings, employee headcount, operational scope and complexity, business models, and/or financial performance similar to ours. With respect to the peer companies included in the survey that are larger than our Company from a revenue or other standpoint, "right-sizing" adjustments were made to the data to achieve a more accurate comparison. The survey utilized compensation information available in the filings of the following peer companies:

Delta Apparel, Inc.     29    2014 Proxy Statement

Under Armour, Inc.	Hanesbrands, Inc.	Steve Madden, Ltd.
Ennis, Inc.	Maidenform Brands, Inc.	True Religion Apparel, Inc.
Gildan Activewear, Inc.	Oxford Industries Inc.	Lululemon Athletica, Inc.
G-III Apparel Group, Ltd.
Various published and subscription-based compensation market data was also utilized in conducting the survey and in guiding the recommendations provided to our Compensation Committee. We do not directly benchmark against a specific peer company or a particular compensation or market survey, but rather utilize the data from these sources as a general guide to market compensation levels within our industry. Our Compensation Committee, at times, may also compare certain individual elements of our named executive officer compensation against other comparable publicly-traded companies in the same or related industries.
In determining the appropriate compensation levels for the applicable period, our Compensation Committee reviews the information and recommendations provided by our Human Resources Department as well as the input provided by our Chief Executive Officer regarding our other named executive officers and the performance evaluation of the Chief Executive Officer provided by our Corporate Governance Committee. In conducting its review, our Compensation Committee considers both the overall performance results of the Company and the overall need of the organization to attract, retain and motivate its executive officers.
Competitive Positioning of Executive Compensation Levels
In fiscal year 2014 and the Transition Period, our Compensation Committee established base salary and annual incentive opportunities for our named executive officers primarily with reference to the recommendations provided by our Human Resources Department based on the above-referenced framework. Generally, the target annual cash compensation (base salary plus target annual incentive compensation) for our named executive officers is intended to be within the median range of the general market data and peer company data, adjusted for each named executive officer's experience level, responsibility, job performance, unique expertise and future growth potential. Executives have the potential to earn significantly higher annual cash compensation when our actual performance significantly exceeds performance targets and significantly lower annual cash compensation if the Company's performance falls short of targets.
In making decisions with respect to any element of a named executive officer’s compensation, our Compensation Committee considers the total compensation that may be awarded to the executive, including base salary, annual cash incentive compensation and equity incentive compensation. Our Compensation Committee’s goal is to award compensation that is properly balanced when all elements of potential compensation are considered. Our Compensation Committee believes that the aggregate components of our executive compensation program provide a total compensation level that is sufficient to attract, retain, motivate and reward our executive officers.
Executive Compensation Components
The principal components of compensation for our named executive officers are:

•	Base salary;

•	Performance-based cash incentives;

•	Performance-based and/or service-based equity incentives; and

•	Other employee benefits provided to all full-time U.S. employees.
Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of our named executive officers' annual total target compensation is generally intended to be contingent on Company performance relative to performance goals established for our cash and/or equity incentive plans. We believe this approach reflects our objective of aligning the interests of our executives and shareholders and rewarding our executives based on Company performance without encouraging excessive or unnecessary risk-taking.

Delta Apparel, Inc.     30    2014 Proxy Statement

Base Salary
Base salary is paid to our executives in cash on a semi-monthly basis throughout the year and provides a minimum, fixed level of compensation. The base salary for each named executive officer is guided by the relative salary levels for comparable positions in the apparel industry, as well as the assessed potential of the executive, the individual's scope of responsibility, personal performance, experience and length of service to the Company. Each executive officer's base salary is reviewed annually and generally may be adjusted to reflect inflation, the Company's financial performance, any change in the executive officer's responsibilities, and the executive officer's overall performance.
Our Compensation Committee has determined that, in general, to enable the Company to attract, motivate and retain the executive talent necessary for long-term growth, the compensation strategy should aim to position base salaries competitive with similar positions within both public and private apparel companies. With respect to our named executive officers other than our Chief Executive Officer, our Compensation Committee reviewed the recommendations and information provided by our Human Resources Department, which factored in our Chief Executive Officer's assessment of each executive's individual performance and responsibilities, and knowledge of apparel industry compensation, to determine appropriate base salary compensation. With respect to our Chief Executive Officer, the recommendations and information provided by our Human Resources Department were reviewed along with the assessment of the Chief Executive Officer's individual performance and responsibilities by our Corporate Governance Committee, to determine appropriate base salary compensation.
Base salaries for each of our named executive officers as of our 2014 fiscal year ended September 27, 2014, are as follows:

Named Executive Officer Base Salaries
For the fiscal year ended September 27, 2014

Executive Officer	Base Salary
Robert W. Humphreys	$760,000
Deborah H. Merrill	$330,000
Martha M. Watson	$295,000
Steven E. Cochran	$420,000	(1)

(1)	Amount reflects Mr. Cochran's base salary at the time of his July 28, 2014, resignation from the Company.
Salary increases in fiscal year 2014 and the Transition Period provided to our named executive officers ranged from approximately 2.4% to 3.5% to reflect performance, additional experience and responsibilities, and/or future potential. These salary increases were generally aligned with the increases given to other salaried employees. Mr. Humphreys' salary did not increase during our 2014 fiscal year or the Transition Period.
Changes in Fiscal Year 2015
We do not anticipate any base salary increases for our named executive officers in fiscal year 2015.
Annual Cash Incentive Compensation (AIC)
Our named executive officers are eligible for annual incentive compensation (“AIC”) that provides for the payment of cash bonuses pursuant to our Short-Term Incentive Compensation Plan. Our Short-Term Incentive Compensation Plan is designed to motivate our named executive officers and other participating salaried employees to achieve and exceed objective annual business performance goals that have been established before or during the first quarter of the fiscal year and to reward those employees based on such achievement. Our Compensation Committee certifies that the performance goals have been achieved prior to the payment of any AIC. Our Compensation Committee may, at its discretion, adjust the actual AIC paid.
As discussed in the "Key Executive Compensation Developments in Fiscal Year 2014 and Transition Period" section of this CD&A, the Company's fiscal year end was recently changed from June to September. This change occurred as of August 26, 2013, which was after the beginning of the one-year measurement period based on our previous June fiscal year cycle that was applicable to AIC opportunities for our named executive officers. Our Compensation Committee determined that the measurement periods for these AIC opportunities would remain as is and unaffected by the Fiscal Year Change. Accordingly, the performance-based AIC opportunities for

Delta Apparel, Inc.     31    2014 Proxy Statement

our named executive officers covers the approximately 12-month period consisting of the Transition Period and the initial approximately nine months of fiscal year 2014, or June 30, 2013, through June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change).
Target Value
The overall AIC opportunity for our named executive officers varies depending upon the executive's position, with the target value defined as a certain dollar amount per individual. Our Compensation Committee approves the aggregate target values for the plan, as well as the individual target values for all named executive officers. Our Compensation Committee reviewed the compensation recommendations and information provided by our Human Resources Department, along with information regarding each executive's individual performance and responsibilities, to determine the appropriate target value for each executive. The target AIC values for each of our named executive officers for the 12-month period ended June 28, 2014, were as follows. Our named executive officers did not have an AIC or other performance-based cash incentive opportunity during the final three months of our fiscal year 2014.

Named Executive Officer Target AIC Values
For the 12-month period ended June 28, 2014

Executive Officer	Target Value
Robert W. Humphreys	$650,000 (or 85% of current base salary)
Deborah H. Merrill	$150,000 (or 45% of current base salary)
Martha M. Watson	$100,000 (or 33% of current base salary)
Steven E. Cochran (1)	$250,000 (or 59% of base salary)

(1)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.
Performance Goals
We do not establish performance criteria based on individual performance for each named executive officer, although we do evaluate individual performance when making compensation decisions. Rather, we believe that focusing the executive team as a group on common financial performance goals results in greater long-term success. The named executive officers each have cash incentive opportunities conditioned on the achievement by the Company of objective financial goals. Under the AIC approved by our Compensation Committee for the 12-month period ended June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change), the components of our named executive officers' cash incentive opportunities were based on the following financial performance metrics:

•	ROCE, which represented 100% of the target; and

•
Year-over-year sales growth or decline, with a positive or negative adjustment applied to any amounts earned under the ROCE component based on the Company's sales growth or decline from fiscal year 2013 to the 12-month period ended June 28, 2014.

For the 12-month period ended June 28, 2014, our Compensation Committee established the required ROCE to earn the target value at 10%, which is consistent with the rate established for fiscal year 2013. The Company’s actual cost of debt, which is well below 10%, along with the risk-free interest rate environment were considered in setting the required ROCE to earn the target value. A 3% ROCE was required to achieve 25% of the target value and a 21.5% or higher ROCE would have earned the maximum payout of 250% of the target value, with scaled target value achievement for ROCE results between 3% and 21.5% or higher.
Any cash incentives earned based on the ROCE component of the AIC structure are adjusted upward or downward based on the sales growth or decline of the Company from our fiscal year 2013 to the 12-month period ended June 28, 2014. If minimum performance goals are not met by the Company, there is no guaranteed cash incentive payment. If performance goals are exceeded, there is a maximum bonus payout of 250% of target values; however, our Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.
The following table sets forth the AIC performance targets and calculation of actual cash incentive compensation earned in the 12-month period ended June 28, 2014, based on the consolidated financial performance of the Company for that period:

Delta Apparel, Inc.     32    2014 Proxy Statement

Delta Apparel, Inc. Annual Incentive Compensation Results
For The 12-Month Period Ended June 28, 2014

ROCE (100% of Target Value)
Performance Targets		Performance Results
ROCE Levels	Vesting Percentage	ROCE	Payout Factor
< 3%	0% of target value	< 3%	0%
3%	25% of target value	Sales Growth Multiplier: N/A
10%	100% of target value
21.5%	250% of target value (maximum)	Total Payout: 0%
None of our named executive officers received AIC payments for the 12-month period ended June 28, 2014, due to the Company's consolidated performance during such period.
Changes in Fiscal Year 2015
For fiscal year 2015, the AIC opportunities for our named executive officers will be based entirely on the earnings before interest and taxes (EBIT) financial metric. We continue to believe that ROCE is an effective and objective financial metric upon which to base executive compensation. However, as more fully explained in the "Fiscal Year 2014 and Transition Period Performance and Pay Implications" section of this CD&A, we initiated a significant reorganization of our key business functions during the last quarter of our 2014 fiscal year, and other strategic initiatives remain under consideration for fiscal year 2015. This reorganization carries significant financial and operational implications that have uniquely impacted and will continue to uniquely impact our businesses in fiscal year 2015, and similar impacts would be expected with other strategic initiatives under consideration. As such, our Compensation Committee believes that focusing our executive team's AIC opportunities in fiscal year 2015 on generating financial returns, in the form of EBIT, will most appropriately incentivize and potentially reward our executive officers for their efforts in guiding our Company and executing on our strategy for fiscal year 2015, and will also effectively align shareholder and executive interests during such period. The target AIC dollar values for each executive officer for their AIC opportunities based on the consolidated performance of the Company in fiscal year 2015 will remain the same as their target AIC dollar values for fiscal year 2014.
In addition, it is anticipated that Ms. Merrill will devote substantial time to our Art Gun business during fiscal year 2015 in connection with her management and oversight responsibilities for that business. As such, our Compensation Committee determined that it is in the best interests of the Company for Ms. Merrill to be provided a target AIC opportunity of $125,000 that is based solely on the performance of our Art Gun business in fiscal year 2015. As with the AIC opportunities for our named executive officers based on the consolidated performance of the Company, Ms. Merrill's Art Gun-specific AIC opportunity for fiscal year 2015 is based entirely on EBIT.
Equity Incentive Compensation
Our named executive officers receive equity incentive compensation designed to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to link their compensation to the Company's long-term financial success. All equity awards are granted by our Compensation Committee with the aim of creating a meaningful opportunity for stock ownership based upon the executive’s current position and level of responsibility, the assessed potential of the executive, the executive’s performance, the executive’s other forms of compensation and total compensation, any other factors that are deemed relevant to accomplish the long-term goals of the Company and, as appropriate, the recommendation of the Chief Executive Officer or Human Resources Department.
All stock-based awards are now granted under the Delta Apparel, Inc. 2010 Stock Plan ("2010 Stock Plan"), which was approved by our shareholders on November 11, 2010, and has been submitted to our shareholders for re-approval at the Annual Meeting for purposes of complying with Internal Revenue Code Section 162(m). Under the 2010 Stock Plan, our Compensation Committee has the authority to determine to whom awards may be granted and the size and type of each award and manner in which such awards will vest. The awards available consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other stock or cash awards. The 2010 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year and also limits the aggregate awards of restricted stock, restricted stock units and performance stock granted in any given calendar year. Our Compensation Committee is authorized to establish the terms and conditions of awards granted under the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, and to make any other determinations that it deems necessary.

Delta Apparel, Inc.     33    2014 Proxy Statement

With limited exceptions, our general past practice with respect to equity awards to our named executive officers other than our Chief Executive Officer has been to make regular equity incentive grants every other year that vest on a two-year schedule based on service and/or objective performance criteria. Consistent with this practice, our Compensation Committee made equity awards to Mr. Cochran, Ms. Merrill and Ms. Watson during the Transition Period that are, in the case of Ms. Merrill and Ms. Watson, eligible to vest on a two-year schedule based on service and/or objective performance criteria. Our current practice with respect to equity awards to our Chief Executive Officer is to provide equity incentive opportunities that vest on a one-year schedule based solely on objective performance criteria. All equity incentive awards made in fiscal year 2014 and the Transition Period were made under the 2010 Stock Plan.
As discussed in the "Key Executive Compensation Developments in Fiscal Year 2014 and Transition Period" section of this CD&A, our fiscal year end was recently changed from June to September. This change occurred as of August 26, 2013, which was after the beginning of measurement periods applicable to equity awards for our named executive officers based on our previous fiscal year cycle. More specifically, at the time of this change, Mr. Humphreys was eligible for a one-year performance-based equity award (52,000 performance units) with a measurement period of the 12-months ending June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change), and our other named executive officers had previously been granted performance-based and service-based equity awards with a two-year measurement period beginning June 30, 2013, and ending June 27, 2015 (our 2014 and 2015 fiscal years before the Fiscal Year Change). Our Compensation Committee determined that the measurement periods for these equity incentive compensation opportunities would remain as is and unaffected by the Fiscal Year Change.
Chief Executive Officer
On June 6, 2012, the Company entered into a second amendment to Mr. Humphreys' employment agreement in connection with which Mr. Humphreys received a grant of 156,000 performance units that were subject to vesting based on future Company performance. One-third of such performance units (52,000) were each eligible to vest upon the filing of our Form 10-K for our fiscal years 2013, 2014 and 2015 based on our one-year average ROCE for those fiscal years.
The Compensation Committee established the one-year average ROCE for Mr. Humphreys to vest in 100% of the target number of shares (52,000) at 7%. Mr. Humphreys was eligible to vest in 20% of the target number of shares (10,400) if the average ROCE was 3%, 120% of the target number of shares (62,400), which is the maximum number of shares that could be earned under the award, if the average ROCE was 12% or higher, and in none of the shares if the average ROCE was less than 3%. Mr. Humphreys was eligible for pro rata share vesting based on the actual one-year average ROCE being between 3% and 12% (10,400 to 62,400 shares). Mr. Humphreys was eligible to receive shares of Company stock equal to one-half of the value of the aggregate number of any vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. No tax assistance was provided under this award.
Based upon the Company's performance in fiscal year 2013, Mr. Humphreys vested in 39,520 of the target amount of 52,000 shares for which he was eligible for that fiscal year. However, due to the Company's average ROCE for the 12-month period ended June 28, 2014, being below the minimum level, Mr. Humphreys did not vest in any of the performance units for which he was eligible for such period. The following table sets forth the performance targets, vesting structure and performance results for the performance units for which Mr. Humphreys was eligible based on the Company's average ROCE for the 12 months ended June 28, 2014.
Chief Executive Officer Equity Incentive Compensation Results
For The 12-Month Period Ended June 28, 2014

ROCE (100% of Target Shares)
Performance Targets		Performance Results
ROCE Levels	Vesting Percentage	ROCE	Payout Factor
< 3%	0% of target shares	< 3%	0%
3%	20% of target shares
3% to 7%	20% to 100% of target shares (pro rata)	Total Payout: 0%
7%	100% of target shares (52,000)
7% to 12%	100% to 120% of target shares (pro rata)
12%	120% of target shares (maximum)
The Company and Mr. Humphreys entered into a third amendment to Mr. Humphreys' employment agreement dated December 5, 2014, in connection with which Mr. Humphreys and the Company mutually agreed to cancel the remaining one-third of the performance units (52,000) granted to Mr. Humphreys in connection with the June 6, 2012, second amendment to his employment agreement that were

Delta Apparel, Inc.     34    2014 Proxy Statement

based on the Company's fiscal year 2015 performance. To better align Mr. Humphreys' equity incentive compensation opportunity with the Company's new September fiscal year cycle, Mr. Humphreys received a grant of 169,000 performance units in connection with the December 5, 2014, third amendment to his employment agreement that are eligible to vest based on future Company performance in its 2015, 2016 and 2017 fiscal years. Sixty-five thousand (65,000) of such performance units are eligible to vest upon the filing of our Form 10-K for fiscal year 2015 based on our one-year average ROCE for that fiscal year and 52,000 performance units are each eligible to vest upon the filing of our Form 10-K for fiscal years 2016 and 2017 based on our one-year average ROCE for those fiscal years.
Our Compensation Committee established the one-year average ROCE for Mr. Humphreys to vest in 100% of the target number of shares (65,000 for fiscal year 2015 and 52,000 for each of fiscal years 2016 and 2017) at 7%. Mr. Humphreys vests in 20% of the target number of shares (13,000 for fiscal year 2015 and 10,400 for each of fiscal years 2016 and 2017) if the average ROCE is 3%, 120% of the target number of shares (78,000 for fiscal year 2015 (subject to reduction pursuant to limitations on individual awards in the 2010 Stock Plan) and 62,400 for each of fiscal years 2016 and 2017), which is the maximum number of shares that can be earned under the award, if the average ROCE is 12% or higher, and in none of the shares if the average ROCE is less than 3%. Mr. Humphreys is eligible for pro rata share vesting based on the actual one-year average ROCE being between 3% and 12% (13,000 to 78,000 shares for fiscal year 2015 (subject to reduction pursuant to limitations on individual awards in the 2010 Stock Plan) and 10,400 to 62,400 shares for each of fiscal years 2016 and 2017). With respect to the shares for which Mr. Humphreys is eligible to vest in connection with the Company's performance in fiscal year 2015, Mr. Humphreys will receive shares of Company stock equal to one-half of the value of the aggregate number of any vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. With respect to the shares for which Mr. Humphreys is eligible to vest in connection with the Company's performance in fiscal years 2016 and 2017, Mr. Humphreys will receive only shares of Company stock equal to the value of the aggregate number of any vested performance units. No tax assistance is provided under this award.
The following table sets forth the performance targets and vesting structure for the performance units for which Mr. Humphreys is eligible based on the Company's average ROCE for its fiscal years 2015, 2016 and 2017:

Chief Executive Officer Equity Incentive Compensation Opportunity
For Fiscal Years 2015, 2016 and 2017

ROCE (100% of Target Shares)
Performance Targets
One-Year ROCE Levels	Vesting Percentage
< 3%	0% of target shares
3%	20% of target shares
3% to 7%	20% to 100% of target shares (pro rata)
7%	100% of target shares
7% to 12%	100% to 120% of target shares (pro rata)
12%	120% of target shares (maximum)
Other Named Executive Officers
On July 1, 2013, Ms. Merrill and Ms. Watson were each awarded an aggregate of 30,000 service-based restricted stock unit and performance unit awards and Mr. Cochran was awarded an aggregate of 40,000 service-based restricted stock unit and performance unit awards. Half of these awards consist of restricted stock units that vest over time and half consist of performance units that vest based on Company performance. The service-based restricted stock units vest upon the filing of our Form 10-Q for the quarter ending June 27, 2015. The performance units are eligible to vest based on our average ROCE for the two-year period ending June 27, 2015 (our 2014 and 2015 fiscal years before the Fiscal Year Change). Our Compensation Committee established the two-year average ROCE for vesting in 100% of the target number of shares at 10%. 50% of the target number of shares will vest if the two-year average ROCE is 5%, 150% of the target number of shares, which is the maximum number of shares that could be earned under the award, will vest if the two-year average ROCE is 15% or higher, and none of the shares will vest if the two-year average ROCE is less than 5%. There is pro rata share vesting based on the actual two-year average ROCE being between 5% and 15%. Any vested units will be paid in shares of Company stock equal to one-half of the value of the aggregate number of such vested units and a cash payment equal to one-half of the value of the aggregate number of such vested units. No tax assistance is provided under this award. Mr. Cochran is no longer eligible for these awards due to his July 28, 2014, resignation from the Company.
The following table sets forth the performance targets and vesting structure for the performance units for which Ms. Merrill and Ms. Watson are eligible based on the Company's average ROCE for the two-year period ending June 27, 2015:

Delta Apparel, Inc.     35    2014 Proxy Statement

Other Named Executive Officer Equity Incentive Compensation Opportunities
For Two-Year Period Ending June 27, 2015

ROCE (100% of Target Shares)
Performance Targets
Two-Year ROCE Levels	Vesting Percentage
< 5%	0% of target shares
5%	50% of target shares
5% to 10%	50% to 100% of target shares (pro rata)
10%	100% of target shares (15,000)
10% to 15%	100% to 150% of target shares (pro rata)
15%	150% of target shares (maximum)
On November 18, 2014, Ms. Merrill was awarded 75,000 service-based restricted stock unit awards. These four-year, service-based restricted stock units are generally eligible to vest upon the filing of our Form 10-K with the SEC for our 2018 fiscal year and are intended to serve as an employment retention vehicle and to further align Ms. Merrill's interests with those of our shareholders. Any vested units will be paid in shares of Company stock equal to the value of the aggregate number of such vested units. No tax assistance is provided under this award.
Other Employee Benefits
Our named executive officers receive the same employee benefits generally available to all of our full-time employees in the United States, including health insurance, dental insurance, and group life and disability insurance. In addition, our named executive officers are eligible to participate in our 401(k) plan once they meet eligibility requirements. We provide our named executive officers with the same 401(k) match offered to all participating employees of the Company. We do not maintain any deferred compensation or supplemental executive retirement plans.
Perquisites and Other Personal Benefits
We do not provide our named executive officers with any perquisites or other personal benefits that are not provided to our other employees in the United States.
Deductibility of Compensation Expense
Internal Revenue Service rules do not permit us to deduct certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation (as defined in Section 162(m) of the Internal Revenue Code of 1986). Our Compensation Committee considers its primary goal to be the design of compensation programs that further the best interests of the Company and its shareholders. To the extent consistent with that goal, our Compensation Committee attempts to use compensation programs that preserve the tax deductibility of compensation expenses. We believe that the cash bonuses paid to our employees pursuant to the shareholder approved Short-Term Incentive Compensation Plan and the performance-based equity grants made pursuant to the Company's 2010 Stock Plan qualify as performance-based compensation exempt from the $1 million deduction limit. The option awards granted subsequent to November 2001 under the Delta Apparel Stock Option Plan ("Option Plan") and Delta Apparel Incentive Stock Award Plan ("Award Plan") may not qualify as performance-based compensation, as those plans were not approved by our shareholders. During our fiscal year 2014 and Transition Period, all of the compensation paid to Mr. Humphreys was deductible by the Company for federal income tax purposes and, subject to the re-approval of the 2010 Stock Plan by our shareholders, we believe that in fiscal year 2015 all compensation paid to Mr. Humphreys will be deductible by the Company for federal income tax purposes.
Employment Agreements
We compete for executive talent and believe that agreements providing severance and other protections play an important role in attracting and retaining key executives. We have entered into employment agreements with all named executive officers and other selected senior executives and key managers.

Delta Apparel, Inc.     36    2014 Proxy Statement

Robert W. Humphreys, our Chairman and Chief Executive Officer, has an employment agreement with the Company dated June 12, 2009, which was amended on August 17, 2011, June 6, 2012, and once again as of December 5, 2014. Ms. Merrill and Ms. Watson are parties to employment agreements with the Company dated December 31, 2012. Mr. Cochran's December 31, 2012, employment agreement was amended on January 28, 2013.
Employment Agreement with Chief Executive Officer
Mr. Humphreys' agreement provides that he will receive a base annual salary of at least $760,000, subject to upward adjustment at the discretion of our independent directors. Mr. Humphreys will participate in the Company’s Short-Term Incentive Compensation Plan with a base of $650,000 during fiscal years 2015, 2016 and 2017 with the maximum payout of $1,500,000 for any single fiscal year. The calculation of Mr. Humphreys’ compensation under the Short-Term Incentive Compensation Plan will be the same as conducted annually for the other participants in the plan. Mr. Humphreys will also participate in the 2010 Stock Plan.
In connection with the first amendment to Mr. Humphreys' employment agreement, he received 52,000 shares of performance units that were eligible to vest based on the Company's attainment of fiscal year 2012 ROCE targets. Mr. Humphreys did not receive any of these performance units due to the Company's ROCE being below the minimum threshold in fiscal year 2012. As set forth in the "Long-Term Equity Incentive Compensation" section of this CD&A, in connection with the second amendment to Mr. Humphreys' employment agreement, Mr. Humphreys received a grant of 156,000 performance units, one-third of which were each eligible to vest upon the filing of our Form 10-K for our fiscal years 2013, 2014 and 2015 based on our one-year average ROCE for each such fiscal year.
The Company and Mr. Humphreys entered into a third amendment to his employment agreement dated December 5, 2014, in connection with which the Company and Mr. Humphreys mutually agreed to cancel the final one-third (52,000) of the 156,000 performance units granted to Mr. Humphreys in connection with the June 6, 2012, second amendment to his employment agreement. To better align Mr. Humphreys' equity incentive compensation opportunity with the Company's new September fiscal year cycle, Mr. Humphreys received a grant of 169,000 performance units in connection with the third amendment to his employment agreement that vest based on future Company performance in the Company's 2015, 2016 and 2017 fiscal years. Sixty-five thousand (65,000) of such performance units are eligible to vest upon the filing of our Form 10-K for fiscal year 2015 based on our one-year average ROCE for that fiscal year and 52,000 performance units are each eligible to vest upon the filing of our Form 10-K for each of our fiscal years 2016 and 2017 based on our one-year average ROCE for those fiscal years.
In the event that Mr. Humphreys is terminated other than for Cause (as defined in the agreement), and subject to satisfaction of the applicable performance criteria, Mr. Humphreys will receive the full award for the fiscal year in which his employment is terminated.
Mr. Humphreys is entitled to receive such perquisites as may be provided by the Company from time to time to executives of the Company in comparable positions and such other benefits as are customarily available to executives of the Company.
The agreement requires that Mr. Humphreys give the Company 180 days’ prior written notice of his voluntary termination of employment. The Company may terminate Mr. Humphreys’ employment with or without cause upon written notice. If the Company terminates Mr. Humphreys’ employment without cause or Mr. Humphreys terminates his employment because of a material breach of the agreement by the Company, the Company, for a period of 12 months, will continue to pay Mr. Humphreys’ base salary, will pay 100% of his Short-Term Incentive Compensation base amount for the fiscal year in which his employment was terminated, and will continue to provide the life, medical, and disability insurance provided to him prior to termination or, if different, the life, medical, and disability insurance provided to other executives during such 12-month period. The agreement provides for six months of base salary continuation to Mr. Humphreys’ estate following his death, and provides for base salary and benefits continuation for six months following termination of employment because of disability.
If within one year of a Change of Control (as defined in the agreement), Mr. Humphreys terminates his employment for Good Reason (as defined in the agreement) or the Company terminates Mr. Humphreys’ employment for any reason other than Cause (as defined in the agreement), death, or disability, then the Company must pay to Mr. Humphreys (i) an amount equal to his annual base salary in effect on the termination date, (ii) an amount equal to the full amount of the cash Short-Term Incentive Compensation target during the fiscal year in which the termination occurs, (iii) all benefits under the Company’s various welfare and benefit plans for 12 months after the date of termination at levels and rates substantially equal to those applicable to him prior to such termination, and (iv) outplacement assistance.
Mr. Humphreys' agreement contains an Internal Revenue Code Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments he would receive from the Company would require the Company to report an excess parachute payment.

Delta Apparel, Inc.     37    2014 Proxy Statement

Upon a termination of Mr. Humphreys’ employment, Mr. Humphreys is generally prohibited for 12 months from the date of termination from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially similar to the services provided by him at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States, and Mr. Humphreys’ employment function or affiliation is directly or indirectly in such business of activewear apparel manufacturing or marketing. The agreement also includes non-solicitation provisions that apply to employees, customers and suppliers generally for a period of two years from expiration of the term of the agreement or termination of employment, as well as non-disclosure and non-disparagement provisions.
Mr. Humphreys' agreement continues until the date of the filing with the SEC of our Form 10-K for our fiscal year 2017.
Employment Agreements with Other Named Executive Officers
The employment agreements with our other named executive officers are identical except for the employees’ job titles and base salaries set forth below. In addition, the non-compete provision in Mr. Cochran's agreement extends for 12 months while the non-compete provisions in each of Ms. Merrill's and Ms. Watson's agreement extends for four months.

Executive	Title	Amount
Deborah H. Merrill	Vice President, Chief Financial Officer and Treasurer	$330,000
Martha M. Watson	Vice President and Chief Human Resources Officer	$295,000
Steven E. Cochran	President and Chief Operating Officer	$420,000	(1)

(1)	Amount reflects Mr. Cochran's base salary at the time of his July 28, 2014, resignation from the Company.
Ms. Merrill's and Ms. Watson's agreement, and previously Mr. Cochran's agreement, entitles them to (i) the base salary set forth above (subject to upward adjustment), (ii) participate in the Company’s Short-Term Incentive Compensation Plan, and (iii) receive the fringe benefits provided to executives in comparable positions including vacations and life, medical and disability insurance. Ms. Merrill's and Ms. Watson's agreement, and previously Mr. Cochran's agreement, have terms that expire on December 31, 2015.
If the executive dies during the term of his or her agreement, we will continue to pay his or her base salary in effect at the time of death to his or her estate for six months. If the executive becomes disabled (as defined in the agreement) during the term and his or her employment is terminated, he or she will continue to receive base salary and benefits for a period of six months. If the Company terminates the executive’s employment without cause (as defined in the agreement) or the executive terminates employment because the Company has breached the agreement and in each case no change of control (as defined in the agreement) has occurred, then the executive is entitled to receive base salary and incentive compensation ranging from three months base salary and 25% of the Short-Term Incentive Plan award for the most recent full fiscal year if the executive was employed for less than one year or up to 12 months base salary and 100% of the Short-Term Incentive Plan award for the most recent full fiscal year if the executive was employed for three or more years, in all cases paid out in equal monthly payments over the period of base salary continuation to the extent permitted under Internal Revenue Code Section 409A. The Company will also make the executive’s COBRA payments for medical insurance for the applicable payout period unless the executive receives reasonably comparable benefits from another employer. In connection with Mr. Cochran's July 28, 2014, resignation from his position as President and Chief Operating Officer of the Company, Mr. Cochran and the Company agreed that he would receive the rights and benefits specified in his employment agreement to be applicable following a termination of employment without cause.
If within one year after a Change of Control (as defined in the agreement), the executive terminates employment for Good Reason (as defined in the agreement) or the Company terminates the executive’s employment for any reason other than Cause (as defined in the agreement), death or disability, then the executive is entitled to receive an amount equal to one year’s base salary for the fiscal year prior to termination and an amount equal to the cash incentive compensation received by the executive for the most recent fiscal year prior to termination. The Company must also provide out-placement assistance and continue coverage under the Company’s various welfare and benefit plans in effect at the time of termination for 12 months.
Each agreement contains an Internal Revenue Code Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments the executive would receive from the Company would require the Company to report an excess parachute payment.
Upon a termination of Ms. Merrill's or Ms. Watson's employment, she is generally prohibited for four months from the date of termination from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially

Delta Apparel, Inc.     38    2014 Proxy Statement

similar to the services provided by her at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States, and Ms. Merrill's or Ms. Watson's employment function or affiliation is directly or indirectly in such business of activewear apparel manufacturing or marketing.
Mr. Cochran's agreement with the Company provides that he is generally prohibited for twelve months from the date of his July 28, 2014, resignation from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially similar to the services provided by him at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States, and Mr. Cochran's employment function or affiliation is directly or indirectly in such business of activewear apparel manufacturing or marketing.
The agreements also include non-solicitation provisions that apply to employees, customers and suppliers generally for a period of two years from expiration of the term of the agreement or termination of employment, as well as non-disclosure and non-disparagement provisions.
Compensation Risk Assessment
The Company has assessed the potential risks associated with the Company’s compensation programs, including any risk that would be reasonably likely to have a material adverse effect on the Company, and believes that our compensation programs do not encourage excessive or inappropriate risk taking. For a more detailed discussion of the Company's compensation risk assessment please see the "Corporate Governance" section of this Proxy Statement.

Delta Apparel, Inc.     39    2014 Proxy Statement

Compensation Tables
Summary Compensation
The following table provides summary information concerning the compensation paid to or earned by our named executive officers for each of the last three completed fiscal years and the Transition Period, which is referred to in the table below as "2014T". The narrative disclosure discussing our named executive officers' base salaries, annual cash incentive compensation and equity incentive compensation is set forth on pages 31-36 of the CD&A and is incorporated herein by reference.
Summary Compensation
Fiscal Year 2014, Transition Period and Fiscal Years 2013 and 2012

		Salary	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name and Principal Position	Year	($)	($)(1)		($)	($)(2)	($)(3)		($)
Robert W. Humphreys	2014	$760,000	—		$—	$—	$9,358		$769,358
Chairman and Chief Executive Officer	2014T	$190,000	$—		$—	$—	$—		$190,000
(Principal Executive Officer)	2013	$758,958	$—		$—	$268,450	$9,258		$1,036,666
	2012	$733,125	$3,052,920	(4)	$—	$—	$7,812		$3,793,857

Deborah H. Merrill	2014	$330,000	—		$—	$—	$8,850		$338,850
Vice President, Chief Financial Officer &	2014T	$80,833	$423,000	(5)	$—	$—	$3,800		$507,633
Treasurer (Principal Financial Officer)	2013	$317,083	$—		$—	$61,950	$10,017		$389,050
	2012	$302,500	$466,400	(6)	$—	$—	$7,134		$776,034

Martha M. Watson	2014	$295,000	—		$—	$—	$9,900		$304,900
Vice President & Chief Human Resources	2014T	$72,083	$423,000	(5)	$—	$—	$1,900		$496,983
Officer	2013	$283,333	$—		$—	$41,300	$8,542		$333,175
	2012	$273,333	$466,400	(6)	$—	$—	$6,383		$746,116

Steven E. Cochran(11)	2014	$346,667	—		$—	$—	$79,767	(8)	$426,434
President & Chief Operating Officer	2014T	$102,500	$564,000	(7)	$—	$—	$2,250		$668,750
	2013	$366,250	$—		$—	$193,690	$84,670	(9)	$644,610
	2012	$330,833	$466,400	(6)	$—	$—	$43,360	(10)	$840,593

(1)
Amounts do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value of restricted share units and/or performance units computed in accordance with FASB ASC Topic 718, and which the executive is or was eligible to earn in ensuing fiscal years based on service and/or the Company's achievement of performance results. The assumptions used for purposes of the valuation of the stock awards are described more fully in Note 12 in our financial statements in our Form 10-K for the year ended September 27, 2014, as filed with the SEC.

(2)
This column represents the amounts earned by the named executive officer in the applicable periods pursuant to the Company’s Short-Term Incentive Compensation Plan. Additional information regarding the potential threshold, target and maximum payouts underlying the Non-Equity Incentive Plan Compensation column is included in the Grants of Plan-Based Awards table.

(3)
This column represents the matching contributions by the Company to the Company’s 401(k) savings plan. The Company’s named executive officers do not receive perquisites that would exceed an aggregate of $10,000 each.

(4)
The amount shown includes the aggregate grant date fair value of performance-based awards, using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for the awards would be $3,663,504.

(5)
The amount shown includes the aggregate grant date fair value of both service and performance-based awards, with the performance unit awards using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for the awards would be $528,750.

(6)
The amount shown includes the aggregate grant date fair value of both service and performance-based awards, with the performance-based awards using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for the awards would be $583,000.

(7)
The amount shown includes the aggregate grant date fair value of both service and performance-based awards, with the performance-based awards using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount was calculated assuming the highest level of performance conditions were met, the grant date fair value for the awards would be $705,000. Mr. Cochran is no longer eligible for these awards due to his July 28, 2014, resignation from the Company.

(8)	The amount shown includes $70,000 in severance payments made to Mr. Cochran in connection with his July 28, 2014, resignation.

(9)	The amount shown includes $73,420 in temporary living and relocation expenses paid to Mr. Cochran in conjunction with a relocation package offered upon his initial employment with the Company.

(10)	The amount shown includes $34,493 in temporary living expenses paid to Mr. Cochran in conjunction with a relocation package offered upon his initial employment with the Company.

(11)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.

Delta Apparel, Inc.     40    2014 Proxy Statement

Grants of Plan-Based Awards
The following table provides information regarding grants of cash and stock-based awards made under our Short-Term Incentive Compensation Plan and our 2010 Stock Plan during fiscal year 2014 and the Transition Period. The threshold, target and maximum amounts shown in the table represent the amounts to be paid if the Company's performance meets or fails to meet the respective levels of the applicable performance measures. The performance measures are more fully described in the CD&A section of this Proxy Statement. The narrative disclosure discussing our named executive officers' base salaries, annual cash incentive compensation and equity incentive compensation is set forth on pages 31-36 of the CD&A and is incorporated herein by reference.
Grants of Plan-Based Awards
Fiscal Year 2014 & Transition Period

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Securities Underlying Options (3)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock-Based Awards (4)
	Grant	Threshold	Target	Maximum		Threshold	Target	Maximum
Name	Date	($)(5)	($)	($)(6)		(#)(7)	(#)	(#)		(#)	($/Sh)	($)
Robert W. Humphreys	07/01/13	—	650,000	1,500,000	(8)	—	—	—		—	$—	$—

Deborah H. Merrill	07/01/13	—	150,000	375,000	(8)	—	—	—		—	$—	$—
	07/01/13	—	—	—		—	—	—		15,000	$14.10	$211,500
	07/01/13	—	—	—		—	15,000	22,500	(9)	—	$14.10	$211,500

Martha M. Watson	07/01/13	—	100,000	250,000	(8)	—	—	—		—	$—	$—
	07/01/13	—	—	—		—	—	—		15,000	$14.10	$211,500
	07/01/13	—	—	—		—	15,000	22,500	(9)	—	$14.10	$211,500

Steven E. Cochran(10)	07/01/13	—	250,000	625,000	(8)	—	—	—		—	$—	$—
	07/01/13	—	—	—		—	—	—		20,000	$14.10	$282,000
	07/01/13	—	—	—		—	20,000	30,000	(9)	—	$14.10	$282,000

(1) The non-equity incentive plan award information represents the annual incentives under our Short-Term Incentive Compensation Plan for the 12-month period ended June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change).

(2)
The equity incentive plan award information includes performance units granted under our 2010 Stock Plan. With respect to any such performance units that vest, the applicable named executive officer is eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. Mr. Cochran is no longer eligible for these awards due to his July 28, 2014, resignation from the Company.

(3)
This column includes restricted stock units granted under our 2010 Stock Plan. With respect to any such restricted stock units that vest, the applicable named executive officer is eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested restricted stock units and a cash payment equal to one-half of the value of the aggregate number of such vested restricted stock units. Mr. Cochran is no longer eligible for these awards due to his July 28, 2014, resignation from the Company.

(4)
The aggregate grant date fair value of these awards was computed in accordance with ASC Topic 718. The attainment of target level for the performance-based grants was deemed probable at the date of grant and was therefore used to calculate the aggregate grant date fair value.

(5)
If minimum performance goals are not met by the Company, there is no guaranteed cash incentive payment. If minimum performance goals are met by the Company, our named executive officers would be eligible to receive 25% of their target cash incentive opportunity, which for Mr. Humphreys, Ms. Merrill, Ms. Watson and Mr. Cochran was $162,500, $37,500, $25,000 and $62,500, respectively.

(6)
The Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year. In addition, the annual incentives for the 12-month period ended June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change), for the plan for the Company as a whole include provisions for a maximum payout of 250%.

(7)
If minimum performance goals are not met by the Company, there is no guaranteed equity incentive award. If minimum performance goals are met by the Company, the applicable named executive officers would be eligible to receive 50% of their target equity incentive opportunity, which for each of Ms. Merrill and Ms. Watson was 7,500 shares and for Mr. Cochran was 10,000 shares.

(8)	Amount represents the annual incentives based on the consolidated performance of the Company for the 12-month period ended June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change).

(9)
Upon the attainment of performance goals and other terms and conditions specified by our Compensation Committee, the applicable named executive officer is eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. Mr. Cochran is no longer eligible for these awards due to his July 28, 2014, resignation from the Company.

(10)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.

Delta Apparel, Inc.     41    2014 Proxy Statement

Outstanding Equity Awards
The following table provides information concerning unexercised stock-based options and unvested unit awards (including restricted stock units and performance units) granted to our named executive officers that were outstanding as of September 27, 2013, the last day of our Transition Period.
Outstanding Equity Awards
Transition Period Ended September 27, 2013

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Performance-Based Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Performance-Based Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	($)		(#)(1)	($)(2)	(#)		($)(3)
Robert W. Humphreys	62,500	$11.280	07/05/14
	250,000	$13.350	07/03/15	—	—	—		—
	—	—	—	—	—	104,000	(4)	$1,705,600

Deborah H. Merrill	2,000	$11.280	07/05/14
	12,000	$13.350	07/03/15	—	—	—		—
	30,000	$17.240	07/03/15	—	—	—		—
	40,000	$8.300	02/08/18	—	—	—		—
	—	—	—	15,000	$246,000	7,500	(5)	$123,000

Martha M. Watson	8,000	$11.280	07/05/14
	56,000	$13.350	07/03/15	—	—	—		—
	40,000	$8.300	02/08/18	—	—	—		—
	—	—	—	15,000	$246,000	7,500	(5)	$123,000

Steven E. Cochran(6)	25,000	$13.860	02/08/18	—	—	—		—
	—	—	—	20,000	$328,000	10,000	(5)	$164,000

(1)
These stock-based awards, granted under the 2010 Stock Plan, are service-based restricted stock units that are eligible to vest upon the filing of our Quarterly Report on Form 10-Q with the SEC for the quarter ending June 27, 2015, if the executive remains employed with the Company through such date. With respect to any such restricted stock units that vest, the applicable named executive officer is eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested restricted stock units and a cash payment equal to one-half of the value of the aggregate number of such vested restricted stock units. Mr. Cochran is no longer eligible for these awards due to his July 28, 2014, resignation from the Company.

(2)
The market value is calculated by multiplying the number of restricted share units by $16.40, the closing price of Delta Apparel, Inc.'s common stock on September 27, 2013 (the last day of the Transition Period).

(3)
The market value is calculated by multiplying the number of performance units by $16.40, the closing price of Delta Apparel, Inc.'s common stock on September 27, 2013 (the last day of the Transition Period).

(4)
In accordance with the second amendment to Mr. Humphreys' employment agreement, he received an award granted under the 2010 Stock Plan of 156,000 performance units, with one-third of such performance units eligible to vest upon the filing of our Annual Report on Form 10-K for each of our fiscal years 2013, 2014 and 2015. The amount shown reflects the number of performance units that would have vested if target performance goals were met. With respect to any such performance units that vested, Mr. Humphreys was eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. Based upon the Company's performance during the 12-month period ended June 28, 2014 (our 2014 fiscal year before the Fiscal Year Change), Mr. Humphreys did not vest in any of the shares for which he was eligible for such period. In connection with the December 5, 2014, third amendment to Mr. Humphreys' employment agreement, he and the Company mutually agreed to cancel the remaining one-third of these performance units (52,000).

(5)
These stock-based awards, granted under the 2010 Stock Plan, are performance units that are eligible to vest upon the filing of our Quarterly Report on Form 10-Q with the SEC for the quarter ending June 27, 2015, if certain performance goals and other terms and conditions specified by our Compensation Committee are attained. The amount shown reflects the number of performance units that would vest if minimum performance goals are met. With respect to any such performance units that vest, the applicable named executive officer is eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. Mr. Cochran is no longer eligible for these awards due to his July 28, 2014, resignation from the Company.

(6)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.

Delta Apparel, Inc.     42    2014 Proxy Statement

The following table provides information concerning unexercised stock-based options and unvested unit awards (including restricted share units and performance units) granted to our named executive officers that were outstanding as of September 27, 2014, the last day of our 2014 fiscal year.
Outstanding Equity Awards
Fiscal Year Ended September 27, 2014

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Performance-Based Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Performance-Based Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	($)		(#)(1)	($)(2)	(#)		($)(3)
Robert W. Humphreys	250,000	$13.350	07/03/15	—	—	—		—
	—	—	—	—	—	10,400	(4)	$91,520

Deborah H. Merrill	12,000	$13.350	07/03/15	—	—	—		—
	30,000	$17.240	07/03/15	—	—	—		—
	40,000	$8.300	02/08/18	—	—	—		—
	—	—	—	15,000	$132,000	7,500	(5)	$66,000

Martha M. Watson	56,000	$13.350	07/03/15	—	—	—		—
	40,000	$8.300	02/08/18	—	—	—		—
	—	—	—	15,000	$132,000	7,500	(5)	$66,000

Steven E. Cochran(6)	25,000	$13.860	02/08/18	—	—	—		—
	—	—	—	—	$—	—		$—

(1)
These stock-based awards, granted under the 2010 Stock Plan, are service-based restricted stock units that are eligible to vest upon the filing of our Quarterly Report on Form 10-Q with the SEC for the quarter ending June 27, 2015, if the executive remains employed with the Company through such date. With respect to any such restricted stock units that vest, the applicable named executive officer is eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested restricted stock units and a cash payment equal to one-half of the value of the aggregate number of such vested restricted stock units.

(2)
The market value is calculated by multiplying the number of restricted share units by $8.80, the closing price of Delta Apparel, Inc.'s common stock on September 26, 2014 (the last trading day prior to the end of our 2014 fiscal year).

(3)
The market value is calculated by multiplying the number of performance units by $8.80, the closing price of Delta Apparel, Inc.'s common stock on September 26, 2014 (the last trading day prior to the end of our 2014 fiscal year).

(4)
In accordance with the second amendment to Mr. Humphreys' employment agreement, he received an award granted under the 2010 Stock Plan of 156,000 performance units, with one-third of such performance units eligible to vest upon the filing of our Annual Report on Form 10-K for each of our fiscal years 2013, 2014 and 2015. The amount shown reflects the number of performance units that would have vested if minimum performance goals were met. With respect to any such performance units that vested, Mr. Humphreys was eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units. In connection with the December 5, 2014, third amendment to Mr. Humphreys' employment agreement, he and the Company mutually agreed to cancel these performance units.

(5)
These stock-based awards, granted under the 2010 Stock Plan, are performance units that are eligible to vest upon the filing of our Quarterly Report on Form 10-Q with the SEC for the quarter ending June 27, 2015, if certain performance goals and other terms and conditions specified by our Compensation Committee are attained. The amount shown reflects the number of performance units that would vest if minimum performance goals are met. With respect to any such performance units that vest, the applicable named executive officer is eligible to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units.

(6)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.

Delta Apparel, Inc.     43    2014 Proxy Statement

Option Exercises and Stock Vested
The following table provides information with respect to stock options exercised by our named executive officers during fiscal year 2014 and the Transition Period as well as stock in which our named executive officers vested during fiscal year 2014 and the Transition Period:

Options Exercised and Stock Vested
Fiscal Year 2014 & Transition Period

	Stock Awards			Option Awards
	Number of Shares Acquired on Vesting		Value Realized on Vesting (1)	Number of Shares Acquired on Exercise (2)	Value Realized on Exercise (3)
Name	(#)		($)	(#)	($)
Robert W. Humphreys	19,760	(4)	$327,028 (4)	62,500	$351,613
Deborah H. Merrill	13,250	(5)	$219,288	2,000	$7,750
Martha M. Watson	13,250	(5)	$219,288	8,000	$36,520
Steven E. Cochran(6)	13,250	(5)	$219,288	—	$—

(1)
The value realized equals the fair market value of the Company’s common stock on the date immediately preceding the filing of our Annual Report on Form 10-K with the SEC for our 2013 fiscal year multiplied by the number of shares vested.

(2)	All shares acquired on exercise result from service-based stock option awards which vested on July 5, 2005, and which were set to expire as of July 5, 2014.

(3)
The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date immediately preceding the date(s) of exercise, multiplied by the number of shares for which the option was exercised.

(4)
Mr. Humphreys vested in a total of 39,520 performance units upon the filing of our Annual Report on Form 10-K with the SEC for our 2013 fiscal year based upon the Company's performance during our 2013 fiscal year. Mr. Humphreys received one-half of the vested units in shares of Delta Apparel, Inc. common stock (19,760 shares) and a cash payment for the other half of the vested units equal in value to 19,760 shares of Delta Apparel, Inc. common stock because under the applicable award agreement he was eligible to receive common stock equal to one-half of the value of the aggregate number of the units vested and a cash payment equal to one-half of the value of the aggregate number of the units vested.

(5)	These shares acquired on vesting result from service-based restricted stock unit awards which vested on the filing of our Annual Report on Form 10-K with the SEC for our 2013 fiscal year.

(6)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.

Delta Apparel, Inc.     44    2014 Proxy Statement

Potential Payments Upon Termination or Change in Control
The following is a summary setting forth potential severance payments and benefits provided for in each named executive officer's employment agreement or other compensation arrangement, assuming termination of employment or a change in control occurred on September 27, 2013, the last day of our Transition Period. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination.

Potential Payments Upon Termination or Change in Control
Transition Period Ended September 27, 2013

	Involuntary Termination without Cause	Termination for Change in Control	Change in Control without Termination	Death	Disability
Executive	($)	($)	($)	($)	($)
Robert W. Humphreys
Base Salary	$760,000	$760,000	$—	$380,000	$380,000
Non-Equity Incentive Compensation	650,000	650,000	—	—	—
Equity Options and Awards (1)	—	1,705,600	1,705,600	$1,705,600	1,705,600
Insurance Benefits	9,948	9,948	—	—	4,974
Outplacement Services	—	5,000	—	—	—
	$1,419,948	$3,130,548	$1,705,600	$2,085,600	$2,090,574

Deborah H. Merrill
Base Salary	$330,000	$330,000	$—	$165,000	$165,000
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	$492,000	$492,000	$492,000	$492,000
Insurance Benefits	3,120	3,120	—	—	1,560
Outplacement Services	—	5,000	—	—	—
	$333,120	$830,120	$492,000	$657,000	$658,560

Martha M. Watson
Base Salary	$295,000	$295,000	$—	$147,500	$147,500
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	$492,000	$492,000	$492,000	$492,000
Insurance Benefits	9,948	9,948	—	—	4,974
Outplacement Services	—	5,000	—	—	—
	$304,948	$801,948	$492,000	$639,500	$644,474

Steven E. Cochran(2)
Base Salary	$307,500	$307,500	$—	$167,500	$167,500
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	$656,000	$656,000	$656,000	$656,000
Insurance Benefits	10,464	10,464	—	—	10,464
Outplacement Services	—	5,000	—	—	—
	$317,964	$978,964	$656,000	$823,500	$833,964

(1)
Amount includes value received under the 2010 Stock Plan. The value of payments are based upon the closing price of the Company's common stock on September 27, 2013 (the last day of the Transition Period).

(2)	On July 28, 2014, Steven E. Cochran resigned from his position as President and Chief Operating Officer of the Company.

Delta Apparel, Inc.     45    2014 Proxy Statement

The following is a summary setting forth potential severance payments and benefits provided for in each named executive officer's employment agreement or other compensation arrangement, assuming termination of employment or a change in control occurred on September 27, 2014, the last day of our 2014 fiscal year. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination.

Potential Payments Upon Termination or Change in Control
Fiscal Year Ended September 27, 2014

	Involuntary Termination without Cause	Termination for Change in Control	Change in Control without Termination	Death	Disability
Executive	($)	($)	($)	($)	($)
Robert W. Humphreys
Base Salary	$760,000	$760,000	$—	$380,000	$380,000
Non-Equity Incentive Compensation	650,000	650,000	—	—	—
Equity Options and Awards (1)	—	915,200	915,200	915,200	915,200
Insurance Benefits	9,948	9,360	—	—	4,680
Outplacement Services	—	5,000	—	—	—
	$1,419,948	$2,339,560	$915,200	$1,295,200	$1,299,880

Deborah H. Merrill
Base Salary	$330,000	$330,000	$—	$165,000	$165,000
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	264,000	264,000	264,000	264,000
Insurance Benefits	3,120	2,832	—	—	1,416
Outplacement Services	—	5,000	—	—	—
	$333,120	$601,832	$264,000	$429,000	$430,416

Martha M. Watson
Base Salary	$295,000	$295,000	$—	$147,500	$147,500
Non-Equity Incentive Compensation	—	—	—	—	—
Equity Options and Awards (1)	—	264,000	264,000	264,000	264,000
Insurance Benefits	9,948	8,880	—	—	4,440
Outplacement Services	—	5,000	—	—	—
	$304,948	$572,880	$264,000	$411,500	$415,940

(1)
Amount includes value received under the 2010 Stock Plan. The value of payments are based upon the closing price of the Company's common stock on September 26, 2014 (the last trading day prior to the end of our 2014 fiscal year).

In connection with Mr. Cochran's July 28, 2014, resignation from his position as President and Chief Operating Officer of the Company, Mr. Cochran and the Company agreed that he would receive the rights and benefits specified in his employment agreement to be applicable following a termination of employment without cause. As such, Mr. Cochran is entitled to receive 12 months of base salary continuation in the aggregate amount of $420,000 and continuing insurance benefits for up to 12 months with an aggregate value of $10,464.

Delta Apparel, Inc.     46    2014 Proxy Statement

Payments Made Upon Any Termination
Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreements);

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s 401(k) Plan.
Payments Made Upon Retirement
The Company does not currently offer additional benefits upon retirement other than the benefits available to any employee leaving the Company. The Company's 2010 Stock Plan does not include provisions for vesting based upon retirement.
Payments Made Upon Involuntary Termination for Cause
In the event any named executive officer is terminated for cause (as defined by his or her employment agreement), the executive is not entitled to receive any payments other than those payments identified under the heading “Payments Made Upon Any Termination” above.
Payments Made Upon Involuntary Termination Without Cause
As a result of employment agreements entered into by the Company with the named executive officers, in the event that a named executive officer’s employment is involuntarily terminated without cause or a named executive officer terminates his or her employment because of a material breach by the Company of his or her employment agreement, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•
in the case of Mr. Humphreys, 12 months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the target award for the fiscal year in which the termination occurs in 12 equal monthly installments (to the extent permitted under Internal Revenue Code Section 409A). In addition, the full award of performance units (granted pursuant to the 2010 Stock Plan) related to the fiscal year in which Mr. Humphreys’ employment is terminated will immediately and automatically vest subject to the satisfaction of applicable performance criteria;

•
in the case of Ms. Merrill and Ms. Watson, 12 months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the award for the most recent full fiscal year prior to termination in 12 equal monthly installments (to the extent permitted under Internal Revenue Code Section 409A);

•
continuation of group life, disability and medical insurance coverage for 12 months in the case of Mr. Humphreys, Ms. Merrill and Ms. Watson at levels and rates equal to those immediately prior to termination or, if different, as provided to other executive level employees during such applicable period.

Payments Made Upon a Change in Control
As discussed in detail in the CD&A, the employment agreements, along with the 2010 Stock Plan, contain change in control provisions. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•
in the case of Mr. Humphreys, whether or not termination results from the change in control, all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all performance units. In addition, if termination results from the change in control, a lump sum payment in an amount equal to 12 months of base

Delta Apparel, Inc.     47    2014 Proxy Statement

salary and 100% of the base amount of non-equity incentive compensation for the fiscal year in which the termination occurs;

•
in the case of Ms. Merrill and Ms. Watson, whether or not termination results from the change in control, all restrictions on restricted stock units will terminate, and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all performance units and restricted stock units. In addition, if termination results from the change in control, a lump sum payment in an amount equal to 12 months of base salary and the non-equity incentive compensation received for the most recent full fiscal year prior to termination; and

•
in the case of termination resulting from the change in control, each named executive officer will receive continuation of group life, disability and medical insurance coverage for 12 months at levels and rates equal to those immediately prior to termination or, if different, as provided to other executive level employees during such applicable period. In addition, outplacement assistance will be provided to the executives.

Payments Made Upon Death or Permanent Disability
In the event of the death or permanent disability of a named executive officer, the executive would receive, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•
six months of base salary continuation and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all restricted stock units and/or performance units granted pursuant to the Company’s 2010 Stock Plan;

•
continuation of group life, disability and medical insurance coverage for six months at levels and rates equal to those immediately prior to the date of permanent disability or, if different, as provided to other executive level employees during such period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with Company management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the fiscal year ended September 27, 2014, and this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE:
David T. Peterson (Chairperson)
James A. Cochran
Sam P. Cortez
Robert E. Staton, Sr.

Delta Apparel, Inc.     48    2014 Proxy Statement

DIRECTOR COMPENSATION
In considering the current level of compensation for our non-employee directors and whether any adjustments are appropriate, we have historically obtained data from a number of different sources, including publicly available data for the companies in our industry of comparable size, scope and complexity and market survey data collected by our Human Resources Department. Our Compensation Committee is responsible for reviewing and approving changes to the compensation of our non-employee directors. In conjunction with our Corporate Governance Committee, our Compensation Committee engaged in a review of non-employee director compensation during fiscal year 2014 and subsequently determined that an increase in the annual equity grant to our non-employee directors from 1,500 shares to 2,000 shares per non-employee director was warranted. Neither our Corporate Governance Committee nor our Compensation Committee engaged a compensation consultant to assist in the determination of director compensation during fiscal year 2014 or the Transition Period.
The Company does not pay any director who is also an employee of the Company or any of its subsidiaries for his or her service as a director.
For fiscal year 2014, our non-employee directors were eligible to receive the following compensation:

•	$25,000 annual retainer;

•	a grant of 1,500 shares of Common Stock;

•	in the case of the Audit Committee, a $5,000 annual retainer for the committee chairperson and $3,000 for the committee members;

•	in the case of the Compensation and Corporate Governance Committees, a $3,000 annual retainer for the committee chairpersons and $2,500 for the committee members;

•	up to $5,000 every two-year period for Board of Director education; and

•	reasonable travel expenses to attend meetings.
For the Transition Period, our non-employee directors were eligible to receive the following compensation:

•	$6,250 retainer;

•	a grant of 375 shares of Common Stock;

•	in the case of the Audit Committee, a $1,250 retainer for the committee chairperson and $750 for the committee members; and

•	in the case of the Compensation and Corporate Governance Committees, a $750 retainer for the committee chairpersons and $625 for the committee members; and

•	reasonable travel expenses to attend meetings.
The following table summarizes the compensation that our non-employee directors earned for service as members of our Board of Directors and any committee of our Board of Directors during fiscal year 2014 and the Transition Period:

Delta Apparel, Inc.     49    2014 Proxy Statement

Non-Employee Director Compensation
Fiscal Year 2014 & Transition Period

Director Compensation
	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)
James A. Cochran	$38,125	$18,750	$56,875
Sam P. Cortez	$38,125	$18,750	$56,875
Dr. Elizabeth J. Gatewood	$38,125	$18,750	$56,875
Dr. G. Jay Gogue	$37,500	$18,750	$56,250
David T. Peterson	$38,125	$18,750	$56,875
Suzanne B. Rudy	$35,000	$18,750	$53,750
Robert E. Staton, Sr.	$38,125	$18,750	$56,875

(1)
Each current non-employee director received 1,875 shares of Company common stock upon the filing of our Annual Report on Form 10-K for our fiscal year ended September 27, 2014, which included 375 shares for service as a non-employee director during the Transition Period. Amounts shown are the aggregate grant date fair value of such stock awards. None of our current non-employee directors have any outstanding stock options or other outstanding equity awards. Please refer to the "Stock Ownership of Management and Principal Shareholders" section of this Proxy Statement for the number of shares of our common stock we believe to be beneficially owned as of December 12, 2014, by each of our current non-employee directors.

For fiscal year 2015, we do not anticipate any changes in the compensation structure applicable to our non-employee directors other than the above-referenced increase in the annual equity grant to non-employee directors to 2,000 shares.

Delta Apparel, Inc.     50    2014 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding shares of our common stock issuable pursuant to equity compensation plans as of September 27, 2014:
Equity Compensation Plans
As of September 27, 2014

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	265,352	$2.54	562,939
Equity compensation plans not approved by security holders	502,000	$12.27	—
Total	767,352	$10.29	562,939

On November 11, 2010, the Company's shareholders approved the 2010 Stock Plan. Upon shareholder approval of the 2010 Stock Plan, no additional awards have been or will be granted under either the Option Plan or the Award Plan; instead, all stock awards have and will be granted under the 2010 Stock Plan.
Under the 2010 Stock Plan, our Compensation Committee has the authority to determine the employees and directors to whom awards may be granted and the size and type of each award and manner in which such awards will vest. The awards available consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other stock or cash awards. The aggregate number of shares of common stock that may be delivered under the 2010 Stock Plan is 500,000 plus any shares of common stock subject to outstanding awards under the Option Plan or Award Plan that are subsequently forfeited or terminated for any reason before being exercised. The 2010 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year and also limits the aggregate awards of restricted stock, restricted stock units and performance stock granted in any given calendar year. If a participant dies or becomes disabled (as defined in the 2010 Stock Plan) while employed by or serving as a director, all unvested awards become fully vested. Our Compensation Committee is authorized to establish the terms and conditions of awards granted under the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, and to make any other determinations that it deems necessary.
Prior to expiration of the Option Plan, our Compensation Committee had the discretion to grant options for up to 2,000,000 shares of common stock to officers and key and middle-level executives for the purchase of our stock at prices not less than fifty percent of the fair market value of the shares on the dates of grant, with an exercise term (as determined by our Compensation Committee) not to exceed 10 years.
Under the Award Plan, our Compensation Committee had the discretion to grant awards for up to an aggregate maximum of 800,000 shares of our common stock. The Award Plan authorized our Compensation Committee to grant to our officers and key and middle level executives rights to acquire shares at a cash purchase price of $0.01 per share. The Award Plan contained provisions for cash payments equal to the taxes due when the shares vest.

Delta Apparel, Inc.     51    2014 Proxy Statement

ADDITIONAL INFORMATION
The 2014 Annual Report contains our fiscal year 2014 Form 10-K filed with the SEC, including financial statements and financial statement schedule, but excluding exhibits. The Company will furnish to any shareholder, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, as filed with the SEC, upon written request to Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, Attention: Deborah H. Merrill, Chief Financial Officer.
By Order of the Board of Directors
/s/ Justin M. Grow
Justin M. Grow
Secretary

Greenville, South Carolina
December 19, 2014

Delta Apparel, Inc.     52    2014 Proxy Statement

DELTA APPAREL, INC.
322 S. MAIN ST.
GREENVILLE, SC 29601

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79862-P56302 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DELTA APPAREL, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James A. Cochran
02) Sam P. Cortez
03) Dr. Elizabeth J. Gatewood
04) Dr. G. Jay Gogue
05) Robert W. Humphreys
06) Suzanne B. Rudy
07) Robert E. Staton, Sr.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

5. To transact such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date